                                                                     EXHIBIT 2.4

================================================================================

                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

                                      among

                             HAYDEN ACQUISITION LLC,
                   as the Transferee, the sole member of which
                                       is
                          MedSource Technologies, LLC,

                                       and

                              W.N. RUSHWOOD, INC.,
                       d/b/a/ Hayden Precision Industries,
                               as the Transferor,

                                       and

                     William H. Heywood, William B. Heywood,
              Nancy A. Heywood, individually and as trustee of the
                Trust for the benefit of Michele Lynn Dunbar, and
                      Michele Lynn Dunbar as trustee of the
                  Trust for the benefit of Michele Lynn Dunbar,
                        as Shareholders of the Transferor

                              Dated March 22, 1999

================================================================================

                                                           Table of Contents

                                                                                                                Page

1.       Contribution and Exchange of Assets......................................................................1
         1.1      Contribution and Exchange.......................................................................1
         1.2      Excluded Assets.................................................................................3
         1.3      Consents........................................................................................4
         1.4      Escrow Deposit..................................................................................4

2.       Assumption of Specified Liabilities......................................................................5
         2.1      Assumption......................................................................................5
         2.2      Excluded Liabilities............................................................................7

3.       Consideration, Payment and Adjustments...................................................................9
         3.1      Consideration; Payment..........................................................................9
         3.2      Transfer Taxes.................................................................................10
         3.3      Allocation of Consideration....................................................................10

4.       Closing.................................................................................................11

5.       Representations and Warranties of the Transferor and the Shareholders...................................11
         5.1      Organization...................................................................................11
         5.2      Capitalization.................................................................................11
         5.3      Authorization; Validity of Agreement...........................................................11
         5.4      No Violations; Consents and Approvals; Licenses................................................12
         5.5      Financial Statements...........................................................................13
         5.6      No Material Adverse Change.....................................................................13
         5.7      No Undisclosed Liabilities.....................................................................14
         5.8      Litigation; Compliance with Law; Licenses and Permits..........................................14
         5.9      Employee Benefit Plans; ERISA..................................................................15
         5.10     Real Property..................................................................................17
         5.11     Intellectual Property; Computer Software.......................................................19
         5.12     Title to Acquired Assets; Capital Plan.........................................................19
         5.13     Material Contracts.............................................................................20
         5.14     Taxes..........................................................................................21
         5.15     Affiliated Party Transactions..................................................................23
         5.16     Environmental Matters..........................................................................24
         5.17     No Brokers.....................................................................................26
         5.18     Receivables....................................................................................26
         5.19     Inventories....................................................................................26
         5.20     Product Claims.................................................................................27
         5.21     Warranties and Returns.........................................................................27
         5.22     Assets Utilized in the Business................................................................27
         5.23     Insurance......................................................................................27
         5.24     Delivery of Documents; Corporate Records.......................................................27
         5.25     Customers, Suppliers and Distributors..........................................................28

                                                           Table of Contents
                                                           -----------------
                                                              (continued)

                                                                                                                Page

         5.26     Labor Matters..................................................................................28
         5.27     Bank Accounts..................................................................................28
         5.28     Directors, Officers and Certain Employees......................................................28
         5.29     Year 2000......................................................................................28
         5.30     No Misstatements or Omissions..................................................................29
         5.31     Investment Undertakings; Sophisticated Investor................................................29
         5.32     Antitrust Information. The "ultimate parent" (as such term is defined in the rules promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) of the Company
                  or any of the Transferors did not, at all relevant times, have net revenues or total assets equal to or greater than $100 million..........................................................29

6.       Representations and Warranties of the Transferee........................................................29
         6.1      Organization...................................................................................30
         6.2      Capitalization.................................................................................30
         6.3      Authorization; Validity of Agreement...........................................................30
         6.4      No Violations; Consents and Approvals..........................................................31
         6.5      Litigation.....................................................................................31
         6.6      Simultaneous Transactions......................................................................31
         6.7      Shares of Capital Stock........................................................................31
         6.8      Certain Tax Matters............................................................................32

7.       Other Agreements of the Parties.........................................................................32
         7.1      Conduct of Business............................................................................32
         7.2      Access and Information.........................................................................34
         7.3      Tax Returns; Taxes.............................................................................35
         7.4      Notice of Developments.........................................................................36
         7.5      Non-Disclosure of Confidential Information.....................................................36
         7.6      No Solicitation of Employees, Suppliers or Customers...........................................37
         7.7      Non-Competition................................................................................37
         7.8      Public Statements..............................................................................37
         7.9      Other Actions..................................................................................38
         7.10     Change of Name; Trademarks.....................................................................38
         7.11     Cooperation on Taxes...........................................................................38
         7.12     Employees......................................................................................38
         7.13     Consents; Releases.............................................................................40
         7.14     Inventory Count................................................................................40
         7.15     Services Agreements............................................................................40
         7.16     Stockholders Agreement and Registration Rights Agreement.......................................41
         7.17     Exclusivity....................................................................................41
         7.18     Equipment, Intellectual Property and Other Assets..............................................41
         7.19     Certain Payments...............................................................................41
         7.20     Transfer of Interests in Real Property.........................................................41

                                                           Table of Contents
                                                           -----------------
                                                              (continued)

                                                                                                                Page

         7.21     COBRA Coverage.................................................................................42
         7.22     Repayment of Institutional Indebtedness........................................................43
         7.23     Accounts Receivable............................................................................43

8.       Conditions Precedent to the Closing.....................................................................43
         8.1      Conditions Precedent to the Transferee's Obligations to Close..................................43
         8.2      Conditions Precedent to the Transferor's Obligations to Close..................................45

9.       Documents to be Delivered at the Closing................................................................46
         9.1      Deliveries of the Transferor and the Shareholders..............................................46
         9.2      Deliveries of the Transferee...................................................................47

10.      Termination.............................................................................................47

11.      Survival of Representations and Warranties..............................................................48
         11.1     Survival of Representations and Warranties of the Transferor and the Shareholders..............48
         11.2     Survival of Representations and Warranties of the Transferee...................................48

12.      Indemnification.........................................................................................49
         12.1     Indemnification by the Transferor and the Shareholders.........................................49
         12.2     Indemnification by the Transferee..............................................................49
         12.3     Indemnification Procedures.....................................................................50
         12.4     Limitations on Indemnification by the Transferor and the Shareholders..........................51
         12.5     Limitations on Indemnification by the Transferee...............................................52

13.      Miscellaneous...........................................................................................53
         13.1     Transaction Fees and Expenses..................................................................53
         13.2     Notices........................................................................................53
         13.3     Amendment......................................................................................54
         13.4     Waiver.........................................................................................54
         13.5     Governing Law..................................................................................55
         13.6     Jurisdiction...................................................................................55
         13.7     Remedies.......................................................................................55
         13.8     Severability...................................................................................55
         13.9     Further Assurances.............................................................................55
         13.10    Assignment.....................................................................................56
         13.11    Binding Effect.................................................................................56
         13.12    No Third Party Beneficiaries...................................................................56
         13.13    Entire Agreement...............................................................................56
         13.14    Headings.......................................................................................56
         13.15    Counterparts...................................................................................56
         13.16    Bulk Sales Law.................................................................................56

                                    Schedules

Schedule 1.3          Necessary Consents and Requested Consents
Schedule 3.3          Allocation of Consideration
Schedule 5.4(b)       Governmental Consents and Approvals
Schedule 5.4(c)       Non-Governmental Consents and Approvals
Schedule 5.4(d)       Licenses
Schedule 5.5          Financial Statements
Schedule 5.5(b)       Exceptions from Generally Accepted Accounting Principles
Schedule 5.8(a)       Retained Litigation
Schedule 5.8(c)       Hardware/Software License Agreements
Schedule 5.9(a)       Employee Benefit Plans
Schedule 5.9(b)       Employee Benefit Plans subject to Title IV of ERISA
Schedule 5.10(b)      Leases
Schedule 5.11(a)      Intellectual Property; Rights of Ownership
Schedule 5.12(a)      Liens
Schedule 5.12(b)      Machinery & Equipment
Schedule 5.12(c)      Capital Budget
Schedule 5.13(a)      Material Contracts
Schedule 5.13(b)      Defaults or Events of Default
Schedule 5.13(d)      Contracts of More than $50,000 Per Year
Schedule 5.14(a)      Subchapter "S" elections
Schedule 5.14(b)      Taxes
Schedule 5.16(a)      Environmental Matters
Schedule 5.19         Inventories
Schedule 5.20         Service and Product Liability Claims
Schedule 5.21         Warranties and Returns Policies; Product Failures or
                      Defects
Schedule 5.22         Assets Utilized in the Business
Schedule 5.23         Insurance Policies
Schedule 5.25         Sales; Sales to Customers; Suppliers and Distributors
Schedule 5.27         Bank Accounts
Schedule 5.28         Directors, Officers, Certain Employees
Schedule 5.29         Year 2000
Schedule 7.12(a)      Employees
Schedule 7.13         Releases
Schedule 7.15         Key Employees to Enter into Employment Agreements

                                    Exhibits

Exhibit 1.4           Form of Escrow Agreement
Exhibit 3.1           Form of Certificate of Designation
Exhibit 7.12(i)       401(k) Plan Assumption Agreement
Exhibit 7.15A         Form of William H. Heywood Employment Agreement

Exhibit 7.15B         Form of William H. Heywood Non-Solicitation and
                      Non-Competition Agreement
Exhibit 7.15C         Form of William B. Heywood Employment Agreement
Exhibit 7.15D         Form of Key Employee Employment Agreement
Exhibit 7.16A         Form of Stockholders Agreement
Exhibit 7.16B         Form of Registration Rights Agreement
Exhibit 7.20(a)(A)    Form of New Lease
Exhibit 7.20(a)(B)    Form of Lease Assignment
Exhibit 8.1(i)        Form of Opinion of Counsel for the Transferor and the
                      Shareholders
Exhibit 8.2(f)        Form of Opinion of Counsel for the Transferee
Exhibit 8.2(h)        Form of Bill of Sale, Assignment and Assumption
                      Agreement

                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

                              Dated March 22, 1999
                              --------------------

          The parties to this agreement are Hayden Acquisition LLC, a Delaware limited liability company (the "Transferee") the sole member of which is MedSource Technologies, LLC, a Delaware limited liability company, W.N. Rushwood, Inc., a New York corporation (the "Transferor") d/b/a Hayden Precision Industries, and the persons who collectively own all of the outstanding capital stock of the Transferor (the "Shareholders"), namely William H. Heywood, William
B. Heywood, Nancy A. Heywood individually and as trustee of the trust under agreement dated December 31, 1996 for the benefit of Michele Lynn Dunbar and Michele Lynn Dunbar as trustee of the trust under agreement dated December 31, 1996 for the benefit of Michele Lynn Dunbar. The sole member of MedSource Technologies, LLC is MedSource Technologies, Inc., a Delaware corporation ("MedSource").

          MedSource, a newly formed Delaware corporation, is entering into this agreement in connection with and as part of an overall agreement with the Transferor and others whereby MedSource is, or will be, concurrent or substantially concurrent with the closing hereunder, acquiring the assets of the Transferor for cash and preferred stock in transactions intended to qualify as transfers to a controlled corporation under section 351 of the Internal Revenue Code of 1986 (the "Code").

          The Transferor is engaged in the business of precision machining of parts and equipment for the surgical and dental products industries and related products and services (collectively, the "Business"). The Transferee desires to acquire from the Transferor, and the Transferor desires to contribute to the Transferee, all of the Transferor's assets and properties, including the Business, in exchange for the payment of cash and preferred stock and the assumption of the liabilities specified below, on the terms and subject to the conditions set forth herein.

          It is therefore agreed as follows:

          1. Contribution and Exchange of Assets.

          1.1 Contribution and Exchange. Upon the terms and subject to the
              -------------------------
conditions contained in this agreement, at the Closing (as defined in section
4), the Transferor shall contribute, exchange, assign, transfer, convey, set over and deliver to the Transferee, and the Transferee shall acquire, receive and accept from the Transferor, in exchange for the assumption of the liabilities specified in section 2 and the other consideration specified in section 3, all of the assets and rights of every nature, kind and description, tangible and intangible, wherever located and whether or not recorded on the books and records of the Transferor, that are owned, used or held for use by the

Transferor in or for the Business, as the same shall exist on the Closing Date (as defined in section 4) (collectively, the "Acquired Assets"), free and clear of any and all liens, charges, claims, pledges, security interests, mortgages, easement, licenses or other encumbrances of any kind (collectively, "Liens"), including, without limitation, the following:

               (1) cash, cash equivalents and marketable securities;

               (2) inventory, including but not limited to finished goods, work in process, raw materials and supplies;

               (3) prepaid expenses and deposits, other than as set forth in section 1.2;

               (4) machinery, equipment, tools and dies, hand tools, vehicles, computers and other data processing hardware (and all software related thereto or used therewith) and other tangible personal property of similar nature, including but not limited to all items set forth on the Transferor's fixed asset ledger attached to this agreement on
          Schedule 5.12(b) (collectively, the "Machinery and Equipment");

               (5) office furniture, office equipment, fixtures and other tangible personal property of similar nature (collectively, the "Furniture and Fixtures");

               (6) interests to the extent owned by the Transferor in any patent, copyright, trademark, trade name, brand name, service mark, service name, assumed name, logo, symbol, trade dress, design or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how, proprietary right or intellectual property, technologies, methods, designs, drawings, software (including documentation and source code listings), processes and other proprietary properties or information (collectively, the "Intellectual Property");

               (7) real property interests described in Schedule 5.10(b) to this agreement together with all buildings, facilities and other improvements thereon and all licenses, leases, rights, privileges and appurtenances thereto including, without limitation, all leases, agreements and other rights to use, occupy or possess, or otherwise with respect to, real property or machinery, equipment, vehicles, and other tangible personal property of similar nature to which the Transferor is a party, and all rights arising under or pursuant to such leases, agreements and rights; provided, however, that the Shareholders and their affiliates shall be permitted to continue to be the sublessors of the real property located at 3902 California Avenue, Orchard Park, New York referred to in Schedule 5.10(b), which real property will be leased to the Transferee pursuant to the New Lease referred to in section 7.20;

               (8) subject to section 1.3, each of the "Material Contracts" listed on Schedule 5.13 (other than those Material Contracts listed as Excluded Assets in section 1.3) and any other Contract (as defined in section 5.13) that arose in the ordinary course of business and that was not required to be listed on Schedule 5.13 (collectively, the "Assigned Contracts");

               (9) customer and supplier lists, mailing lists, catalogs, brochures and handbooks relating to the Business;

               (10) other books, records, files, contracts, plans, notebooks, production and sales data and other data of the Transferor relating to the Business, whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and all similar storage media;

               (11) the Business, and the name "Hayden Precision Industries," all variations thereof all similar names and the goodwill associated therewith, together with all trademarks, service marks and trade names related to the Business, if any;

               (12) rights related to any portion of the Business or the Acquired Assets, including third party warranties and guarantees and other similar contractual rights, as to third parties held by or in favor of the Transferor, and arising out of, resulting from or relating to the Business or the Acquired Assets; and

               (13) rights to insurance and condemnation proceeds relating to any damage, destruction, taking or other similar impairment of any of the Acquired Assets.

          1.2 Excluded Assets. The only assets of the Transferor that the
              ---------------
Transferee is not acquiring hereby (the "Excluded Assets") are:

               (1) the consideration to be delivered to the Transferor pursuant to this agreement for the Acquired Assets to be sold to the Transferee hereunder and the rights of the Transferor hereunder;

               (2) rights under insurance policies on the lives of Michele Lynn Dunbar, William B. Heywood, William H. Heywood and Nancy Heywood and rights under the split dollar agreements listed as items 60, 61 and 62 on Schedule 5.13 relating to such policies;

               (3) the Transferor's corporate name "W.N. Rushwood, Inc.," the Transferor's certificate of incorporation, corporate seals, minute books, stock books, Tax Returns (as defined in section 5.14(g)) and supporting data prepared expressly in connection therewith, and other records prepared directly in connection with the corporate organization and capitalization of the Transferor and/or its operation as a corporation (provided that the Transferee shall be provided copies of the foregoing) under applicable Laws (as defined in section 5.8(b));

               (4) the sublease agreement between William H. Heywood and Nancy Heywood, as sublandlord, and W.H. Rushwood, Inc., as subtenant, with respect to the leased real property located at 3902 California Road, Orchard Park, New York;

               (5) any Contract other than Assigned Contracts; and

               (6) shares of the capital stock of the Transferor.

          1.3 Consents. To the extent that the assignment of any Assigned
              --------
Contract shall require the Consent (as defined in section 5.4(c)) of any other party thereto or of any third party, this agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or of other obligations or commitments of the Transferor. The Transferor shall take any and all action necessary to obtain, prior to the Closing, the Consents identified on Schedule 1.3 as "Necessary Consents" and shall use its best commercially reasonable efforts to obtain, prior to the Closing, the Consents identified on Schedule 1.3 as "Requested Consents." If any such Consent is not obtained, and the Transferee waives the obtaining of such Consent as a condition precedent hereunder, then the Transferor shall continue such efforts after the Closing Date and until such Consent is obtained and shall cooperate with the Transferee in any arrangement (such as subcontracting, sublicensing or subleasing) requested by the Transferee intended to provide for the Transferee all of the benefits of the Transferor under such Contract.

          1.4 Escrow Deposit.
              --------------

          (1) Simultaneously with the execution and delivery of this agreement, the Transferor, the Transferee and Parker Chapin Flattau & Klimpl, LLP, as escrow agent (the "Escrow Agent"), are executing and delivering an escrow agreement (the "Escrow Agreement") in the form annexed hereto a Exhibit 1.4 and the Transferee is delivering to the Escrow Agent, by check or wire transfer, the amount of $250,000 as an escrow deposit (the "Deposit") to be held in accordance with the Escrow Agreement.

          (2) The Escrow agreement provides that, (i) at the Closing, the Deposit shall be returned to the Transferee and (ii) if Closing does not occur by the Latest Date for Closing (as defined in section 10) then, if neither the Transferor nor the Shareholders are then in material breach of this agreement, all of the conditions set forth in section 8.1 have been satisfied and the Transferor and the Shareholders are otherwise ready, willing and able to consummate the Closing, the Transferor shall be entitled to the Deposit as liquidated damages. Retention of the Deposit shall be the sole remedy of the Transferor and the Shareholders for any failure by the Transferee to consummate the Closing hereunder.

          (3) If the Closing does not occur by the Latest Date for Closing, then, if the Transferee is not then in material breach of this agreement, all of the conditions set forth in section 8.2 have been satisfied and the Transferee is otherwise ready, willing and able to consummate the Closing, the Transferee shall be entitled to elect between the alternative remedies of (i) specific performance of this agreement by the Transferor and the Shareholders (it being acknowledged by the Transferor and the Shareholders that the Acquired Assets are unique and as a result monetary damages would not adequately compensate the Transferee for breach of the Transferor's obligation to consummate the Closing as contemplated herein) or (ii) immediate payment of an aggregate of $250,000 from the Transferor and the Shareholders as liquidated damages. If the Transferee elects the option specified in item (ii) of the prior sentence, such payment shall be the sole remedy of the Transferee for any failure by the Transferor and the Shareholders to consummate the Closing hereunder.

          2. Assumption of Specified Liabilities.

          2.1 Assumption.
              ----------

          (1) Upon the terms and subject to all of the conditions contained herein, at the Closing, the Transferee shall assume, and agree to pay, perform and discharge:

               (1) the liabilities of the Transferor that are reflected on the December 1998 Balance Sheet (as defined in section 5.5) as "Trade Accounts Payable," "Due on Equipment Purchases," (if any) and "Accrued Payroll, Bonuses and Taxes," the latter of which includes accruals for profit sharing, vacation time and other compensation related expenses (but does not include more than $22,000 of such compensation related expenses with respect to the Shareholders or their family members or affiliates), and that arise since that date in the ordinary course of business and prior to the Closing, in each case to the extent not discharged by the Transferor before the Closing;

               (2) the obligations of the Transferor arising after the Closing under and pursuant to the Assigned Contracts to the extent such Assigned Contracts are assigned to the Transferee or the Transferee obtains the benefits of the Transferor under such Assigned Contracts; and

               (3) warranty claims and product returns, in each case with respect to products delivered not prior than ten years before the date of the Closing, and in each case incurred in the ordinary course of business at a level consistent with prior experience of the Transferor;

               (4) subject to section 2.1(b), an amount of Institutional Indebtedness (as defined in section 2.1(c) below) up to the Maximum Amount of Institutional Indebtedness (as defined in section 2.1(d) below);

               (5) the amount of the $300,000 1998 taxes payable to shareholders liability (represented by the Transferor and the Shareholders as being the amount of state and federal income taxes payable by the Shareholders in respect of the income of the Transferor for 1998 that was not distributed to the Shareholders by the Transferor prior to the date of this agreement) that is not distributed to the Shareholders by the Transferor prior to the Closing; and

               (6) the amount of $100,000 1999 taxes payable to shareholders liability (which the Transferor and the Shareholders estimate as being the amount of state and federal income taxes payable or to be payable by the Shareholders in respect of the income of the Transferor for the period from January 1, 1999 through the anticipated Closing Date of March 31, 1999 that was not distributed to the Shareholders by the Transferor prior to the date of this agreement) that is not distributed to the Shareholders by the Transferor prior to the Closing.

          (2) It is the intent of the parties to permit the Transferor to incur additional amounts of Institutional Indebtedness provided that the proceeds thereof are used either for (i) general working capital purposes in the ordinary course of the Business as conducted by the Transferor consistent with past practice and in accordance with section 7.1(c) or (ii) the distribution of cash to the Shareholders for the payment of (and in amounts not greater than) Taxes (as defined in section 5.14) owed by the Shareholders in respect of the net income of the Transferor determined in accordance with section 7.1 and section 7.3(e) and as contemplated in items (v) and (vi) of section 2.1(a). The foregoing notwithstanding, if Institutional Indebtedness at the Closing exceeds the Maximum Amount of Institutional Indebtedness (as defined in section 2.1(d) below), then the cash portion of the purchase price pursuant to section 3.1 shall be allocated to the repayment of the amount of Institutional Indebtedness in excess of the Maximum Amount of Institutional Indebtedness.

          (3) The "Institutional Indebtedness" means all current and long-term institutional indebtedness (including all revolving credit facilities, term loans and notes and lines of credit or loans due to banks or similar financial institutions, negative book balances and overdrafts and capital lease obligations other than the New Lease to be entered into by the Transferee pursuant to section 7.20) of the Transferor reflected on the December 1998 Balance Sheet (as defined in section 5.5); provided, however, that "Institutional Indebtedness" shall exclude any and all amounts due to any Shareholder and any and all Affiliates (as defined in section 5.15) of any Shareholder, all of which shall be and shall remain Excluded Liabilities pursuant to section 2.2.

          (4) The "Maximum Amount of Institutional Indebtedness" means $3,830,000 plus (A) the Funded 1998 Distributions (as defined below) and (B) the Funded 1999 Distributions (as defined below).

          (5) The "Funded 1998 Distributions" means that amount of the $300,000 (represented by the Transferor and the Shareholders as being the amount of state and federal income taxes remaining to be paid by the Shareholders (based on a combined 46% tax rate) in respect of the income of the Transferor for 1998) that the Transferor pays to the Shareholders on or after the date hereof and prior to the Closing Date.

          (6) The "Funded 1999 Distributions" means that amount of the $100,000 (which the Transferor and the Shareholders estimate as being the amount of state and federal income taxes payable or to be payable by the Shareholders (based on a combined 46% tax rate) in respect of the income of the Transferor for the period from January 1, 1999 to the date prior to the expected Closing Date of March 31, 1999) that the Transferor pays to the Shareholders on or after the date hereof and prior to the Closing Date.

          2.2 Excluded Liabilities. The Transferee is only assuming the
              --------------------
liabilities and obligations of the Transferor expressly set forth in section
2.1. Without limiting the generality of the foregoing, the Transferee shall not be assuming, and the Transferor shall remain responsible for and shall promptly pay, perform and discharge, all of the liabilities and obligations of the Transferor other than the Assumed Liabilities (the "Excluded Liabilities") such that the Transferee will incur no liability in connection therewith, and the Transferor and the Shareholders shall indemnify the Transferee with respect to and shall hold the Transferee harmless from and against all such Excluded Liabilities, including but not limited to the following:

               (1) the employment discrimination claim asserted by a former employee of the Transferor referred to in Schedule 5.8(a) and all obligations, costs, expenses and other Damages (as defined in section 12.1) arising in connection therewith;

               (2) any obligation or liability of the Transferor to the extent that the Transferor shall be indemnified by an insurer;

               (3) any expenses of the Transferor incurred in connection with the transactions contemplated hereunder, it being understood that all such expenses (including but not limited to fees and expenses of finders, investment bankers, business brokers, attorneys and accountants) shall be paid by the Transferor out of the consideration to be delivered to the Transferor pursuant to this agreement for the Acquired Assets to be sold to the Transferee hereunder and the rights of the Transferor hereunder, and not out of any of the Acquired Assets;

               (4) any obligations relating to an Excluded Asset, including but not limited to any obligation or liability now in existence or hereafter arising, except that the foregoing shall not diminish the obligations of the Transferee under the New Lease;

               (5) any liability for Taxes (as hereinafter defined) to the extent such Taxes are based on the income of the Transferor, except as expressly provided in section 2.1(a)(iv), (v) and (vi) and section 7.3(e);

               (6) any indebtedness for borrowed money or any guaranty thereof, except as set forth in section 2.1;

               (7) any amount due to any Shareholder or any Affiliate of any Shareholder, other than amounts to be paid (A) pursuant to the New Lease referred to in section 7.20, or (B) due in respect of employment compensation (including amounts in respect of fringe benefits and expense reimbursements) in the ordinary course in accordance with section 7.1(iii);

               (8) subject to section 7.21, any pension, profit-sharing or workmen's compensation or other employee benefit or post retirement plan and any liability or obligation arising thereunder, except for liabilities and obligations incurred by the Transferor in the ordinary course of business consistent with past practice of the type reflected in the line item for "Accrued Payroll, Bonuses and Taxes" on the December 1998 Balance Sheet (as defined in section 5.5) or that are otherwise expressly included in Assumed Liabilities pursuant to section 2.1(a);

               (9) any liability or obligation for, with respect to, related to or arising out of any goods sold, shipped or delivered by the Transferor prior to Closing, including but not limited to any liability as a result of any injury to persons or property; and

               (10) subject to section 7.21, all claims of employees arising out of events, conditions and circumstances existing or occurring prior to Closing, including, but not limited to, medical and health claims and disability claims.

          3. Consideration, Payment and Adjustments.

          3.1 Consideration; Payment.
              ----------------------

          (1) In addition to the assumption of the Assumed Liabilities pursuant to section 2, as consideration for the sale, assignment, transfer and delivery of the Acquired Assets by the Transferor to the Transferee, and upon the terms and subject to the conditions contained herein, the Transferee shall pay to the
Transferor:

               (1) $7,900,000 (the "Cash Amount"), subject to possible adjustment and/or reallocation as provided in section 3.1(b); and

               (2) 7,270 shares (the "Exchange Shares") of the series A preferred stock, par value $.01 per share (the "Series A Preferred Stock"), of MedSource having the terms set forth in the certificate of designation attached as Exhibit 3.1 to this agreement.

The items referred to in items (i) and (ii) of this section 3.1(a) are collectively referred to as the "Consideration."

          (2) The amount of the Cash Amount to be paid by the Transferee to the Transferor at the Closing shall be:

               (1) reduced by any amount paid by the Transferor to Shareholders or their affiliates in connection with any purchases of assets contemplated by section 7.18, and any such amounts shall be deemed to have been paid by the Transferee to the Transferor pursuant to section 3.1(a)(i) and shall not be paid by the Transferee again at the Closing; and

               (2) reallocated by the Transferee, as contemplated in section 2.1(b), to the repayment of Institutional Indebtedness of the Transferor (rather than directly paid to the Transferor) in excess of the the Maximum Amount of Institutional Indebtedness contemplated in section 2.1.

          (3) All payments pursuant to section 3.1 shall be made in immediately available funds by wire transfer to such bank accounts as may be specified in writing by the Transferor or the Transferee to the other at least two business days prior to the date payment is to be made.

          3.2 Transfer Taxes. All transfer, excise and similar Taxes (as defined
              --------------
in section 5.14(d)) imposed by any state, county, local or other governmental entity or taxing authority as a result of the transfer of the Acquired Assets hereunder and the other transactions contemplated hereby shall be duly and timely paid by the Transferee. The Transferee shall duly and timely file all Tax Returns in connection with such Taxes. The Transferee shall give a copy of each such Tax Return to the Transferor for its review with sufficient time for comments prior to filing, and shall give the Transferor a copy of such Tax Return as filed, together with proof of payment of the Tax shown thereon, promptly after filing.

          3.3 Allocation of Consideration.
              ---------------------------

          (1) The Transferor and the Transferee agree that the Consideration and the Assumed Liabilities shall be allocated in accordance with Schedule 3.3. The Transferee, the Transferor and the Shareholders shall be bound for such allocation for all purposes, including determining any Tax (as defined in section 5.14(d)), shall prepare and file all Tax Returns (as defined in section 5.14(d)), including the information required under Treasury Regulation section 1-351.3 (the "Section 351 Schedules"), in a manner consistent with such allocations, and shall not take any position inconsistent with such allocations in any Tax Return, any proceeding before any Taxing Authority (as defined in section 5.14(d)) or otherwise. In the event that any allocation is questioned, audited or disputed by any Taxing Authority, the party receiving notice thereof shall promptly notify and consult with the other party concerning the strategy for the resolution thereof, and shall keep the other party apprised of the status of such question, audit or dispute and the resolution thereof.

          (2) The Transferee and the Transferor shall duly and timely file their respective Section 351 Schedules in accordance with this section 3.5. Each party shall furnish a copy of the Section 351 Schedules filed by it to the other party promptly after filing.

          (3) At the Closing, the Shareholders shall cause the Transferor to, and the Transferor shall, deliver to the Transferee a schedule that sets forth the true, complete and correct tax basis of each Acquired Asset in the hands of the Transferor immediately prior to the Closing.

          4. Closing. The closing (the "Closing") of the transactions contemplated by this agreement shall take place at the offices of the Transferee's counsel in New York City, at 10:00 a.m. local time (i) on or before April 15, 1999, (ii) or at such other date and time on which all the conditions set forth in section 8 of this agreement are satisfied or (iii) on such date on or before April 15, 1999 on which the Transferee informs the Transferor in writing that such Closing shall take place (the "Closing Date").

          5. Representations and Warranties of the Transferor and the Shareholders. The Transferor and the Shareholders jointly and severally represent and warrant to MedSource and the Transferee as follows:

          5.1 Organization. The Transferor is a corporation duly organized,
              ------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Transferor duly holds all Licenses (as defined in section 5.4(d) below) to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such Licenses necessary. The Transferor has delivered to the Transferee true, correct and complete copies of the Transferor's certificate of incorporation and bylaws, as currently in effect.

          5.2 Capitalization. The Shareholders are the only shareholders of the
              --------------
Transferor and collectively own all of the issued and outstanding capital stock of the Transferor of record and beneficially free and clear of all Liens. The Transferor does not own any shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

          5.3 Authorization; Validity of Agreement. Each of the Transferor and
              ------------------------------------
the Shareholders has the requisite capacity and authority to execute, deliver and perform this agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered pursuant to this agreement, including but not limited to, any item referred to in section 9 (collectively, with this agreement, the "Transaction Documents") to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this agreement and the other Transaction Documents has been duly executed, authorized and delivered by each of the Transferor and the Shareholders party thereto and is a valid and binding obligation of each of the Transferor and the Shareholders, enforceable against each of the Transferor and the Shareholders in accordance with their respective terms.

          5.4 No Violations; Consents and Approvals; Licenses.
              -----------------------------------------------

          (1) Except for the Consents (defined in section 5.4(c)), without limiting anything in section 1.3, the execution, delivery and performance of each of this agreement and the other Transaction Documents by each of the Transferor and the Shareholders parties thereto do not, and the consummation by each of the Transferor and the Shareholders of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of the Transferor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which either the Transferor or any Shareholder is a party or by which any of the properties or assets of the Transferor or any Shareholder may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Transferor or any Shareholder or any of their respective properties or assets.

          (2) No prior or subsequent filing or registration with, notification to, or authorization, consent or approval of, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency, including but not limited to the Food and Drug Administration (the "FDA"), the Health Care Financing Administration ("HCFA") and any foreign, state or local agency with authority or responsibility similar to that of the FDA or HCFA (any of the foregoing, a "Governmental Entity") is required in connection with the execution, delivery and performance of this agreement on the part of the Transferor or any Shareholder or any of the other Transaction Documents to which the Transferor, any Shareholder or any other shareholder of the Transferor is a party or the consummation by the Transferor, any Shareholder or any other shareholder of the Transferor of the transactions contemplated hereby and thereby, except for such filings, registrations, notifications, authorizations, consents and approvals as are set forth on Schedule 5.4(b) hereof.

          (3) No prior or subsequent filing or consent, approval, order, authorization, notification to, notice to, estoppel certificate, registration, ratification, declaration, waiver, exemption or variance (collectively, together with the filings, registrations, notifications, authorizations, consents and approvals of Governmental Entities set forth in section 5.4(b), "Consents") of any individual or entity (a "Person") is required in connection with the execution, delivery and performance of this agreement or any of the other Transaction Documents on the part of the Transferor or any Shareholder to which the Transferor, any Shareholder or any Affiliate of any of the Shareholders is a party or the consummation by the Transferor, any Shareholder or any Affiliate of any of the Shareholders of the transactions contemplated hereby and thereby, except for such Consents as are set forth on Schedule 5.4(b) or (c) hereof.

          (4) Schedule 5.4(d) sets forth a list of all licenses, permits, filings, registrations, certifications, authorizations and similar credentials and documents from any Governmental Agency (as defined below) or any private licencing or certifying organization (collectively, "Licenses") that the Transferor now holds, or at any time since December 31, 1996 held, in connection with its business, including but not limited to any Licenses from the FDA with respect to the qualification of the Transferor's facilities under "good manufacturing practices" requirements and any Licenses pertaining to ISO 9000 or ISO 9002 certification. The Transferor makes no representation as to the transferability of any of its Licenses. However, no License is at risk of being forfeited, Canceled or not renewed and no fact or circumstance relating to the Transferor's business activities, personnel, products or facilities would cause any License to be forfeited, Canceled or not renewed. Except as set forth on
Schedule 5.4(d), since December 31. 1995, neither the FDA nor any similar Governmental Agency has issued any "483 reports" or similar reports, findings or citations and there are no outstanding matters with respect to any such "483 reports" or similar reports, findings or citations.

          5.5 Financial Statements.
              --------------------

          (1) Attached to Schedule 5.5 are (i) the balance sheet of the Transferor as of December 31, 1998 (the "December 1998 Balance Sheet"), December 31, 1997 (the "December 1997 Balance Sheet") and December 31, 1996, together with the related statements of operations and cash flows for the fiscal years then ended (all of the foregoing, the "Financial Statements").

          (2) All of the Financial Statements have been audited by James F. Yochum, CPA, who is the only Person to have been the Transferor's independent auditor for the period covered by the Financial Statements. The Financial Statements have been derived from and agree with, the books and records of the Transferor and fairly present the financial position of the Transferor as of the respective dates thereof and the results of operations of the Transferor for the respective periods set forth therein in accordance with generally accepted accounting principles as modified by the principles set forth on Schedule 5.5(b) (the "Hayden OCBOA").

          5.6 No Material Adverse Change. Since the date of the December 31
              --------------------------
Balance Sheet, (a) aside from normal, short-term (i.e., one- or two-day periods) downward variations in order volume consistent with past experience and attributable to timing of orders and that have been or will be fully offset by upward variations, no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the Business, Acquired Assets or Assumed Liabilities, or on the condition (financial or otherwise), results of operations or prospects of the Transferor or the Business, and (b) the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, since the date of the December 1998 Balance Sheet, the Transferor has not (i) made any change in any method of accounting or accounting practice, principle or policy used by the Transferor, (ii) incurred any indebtedness, obligation or liability or paid, satisfied or discharged any indebtedness, obligation or liability prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business, or (iii) made any change or modification in any manner of the Transferor's (A) billing and collection policies, procedures and practices with respect to accounts receivable or unbilled charges, (B) policies, procedures and practices with respect to the provision of discounts, rebates or allowances, or
(C) payment policies, procedures and practices with respect to accounts payable.

          5.7 No Undisclosed Liabilities.
              --------------------------

          (1) The Transferor does not have, and as of the Closing will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against in the balance sheets referred to in section 5.5; (ii) were incurred since December 31, 1998 in the ordinary course of business; or (iii) consist of obligations under the Assigned Contracts, all of which (other than purchase orders arising in the ordinary course of business) are disclosed as Material Contracts on Schedule 5.13, none of which, individually or in the aggregate, is material to the business, operations, condition or prospects of the Business.

          (2) The accounts payable of the Transferor set forth in the balance sheets referred to in section 5.5. or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business and have been paid
   ---- ----
or are not yet due and payable as at the Closing Date, in accordance with the respective invoices relating thereto.

          5.8 Litigation; Compliance with Law; Licenses and Permits.
              -----------------------------------------------------

          (1) Except as set forth on Schedule 5.8(a) but subject to section 5.8(d), there is no claim, suit, action or proceeding ("Proceeding") pending, nor, to the best knowledge of the Transferor and each of the Shareholders, is there any investigation or Proceeding threatened, that involves or affects the Transferor or the Business, by or before any Governmental Entity, court, arbitration panel or any other Person.

          (2) The Transferor and the Business have, and on the Closing Date will have, complied with all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to zoning, building codes (provided, however, that no certificate of occupancy has been obtained or will be obtained prior to the Closing with respect to the construction work performed in 1998 at the premises located at 3902 California Road, Orchard Park, New York), antitrust, occupational safety and health, industrial hygiene, the manufacture, sale, lease, import and export of medical devices and equipment and components thereof, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of Hazardous Substance (as defined in section 5.16), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Except as set forth on Schedule 5.8(a), since January 1, 1996, the Transferor has not received any notice of any violation of any Law.

          (3) Each of the Transferor and the Business has every License required for it to conduct its business as presently conducted. All such Licenses are in full force and effect and neither the Transferor nor any Shareholder has received notice of any pending cancellation or suspension of any thereof nor, to the best knowledge of the Transferor and each of the Shareholders, is any cancellation or suspension thereof threatened.

          (4) For purposes of determining whether and the extent to which the Transferee may seek indemnification from the Transferor or the Shareholders under section 12.1(a) for the inaccuracy or breach of any representation or warranty set forth in this section 5.8, the phrases "Except as set forth on
Schedule 5.8(a)" and "Except as set forth on Schedule 5.8(c)" at the beginning of those sections, respectively, shall be disregarded and the information set forth on Schedules 5.8(a) and 5.8(c) shall be deemed not to have been disclosed to the Transferee. The parties acknowledge that the sole purpose of the disclosures contained on Schedules 5.8(a) and 5.8(c) is to determine whether the conditions set forth in section 8.1 have been met by the Transferor and the Shareholders.

          5.9 Employee Benefit Plans; ERISA.
              -----------------------------

          (1) Schedule 5.9(a) lists each "employee benefit plan" (as defined in section 3(3) of ERISA), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Transferor or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA"), for the benefit of any employee or former employee of the Transferor (the "Plans"). The Transferor has heretofore delivered to the Transferee true, correct and complete copies of each of the Plans, including all amendments to date.

          (2) Each of the Plans that is subject to ERISA complies in all material respects with ERISA and the applicable provisions of the Code and has been administered in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a timely determination letter from the Internal Revenue Service that it is so qualified and neither the Transferor nor any Shareholder knows of any facts or circumstances that would materially adversely affect such qualification prior to and including the close of business on the day immediately preceding the Closing Date. Except as set forth on Schedule 5.9(b), none of the Plans is subject to Title IV of ERISA. No "reportable event," as such term is defined in section 4043(b) of ERISA (for which the 30-day notice requirement to the Pension Benefit Guaranty Board ("PBGC") has not been waived), has occurred with respect to any Plan. There are no pending or, to the best knowledge of each of the Transferor and the Shareholders, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

          (3) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Transferor beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

          (4) With respect to each Plan, neither the Transferor, any Shareholder nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in section 4975 or section 406 of ERISA) that would subject the Transferor or the Transferee to any taxes, penalties or other liabilities resulting from prohibited transactions under section 4975 of the Code and the Treasury Regulations thereunder or section 409 or 502(i) of ERISA.

          (5) The Transferor has complied with the notice and continuation of coverage requirements of section 4980B of the Code and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Transferor for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of section 4980B(g) of ERISA.

          (6) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in section 302(a) of ERISA or section 412(a) of the Code), whether or not waived.

          (7) Neither the Transferor nor any ERISA Affiliate has incurred or would incur a "withdrawal" or "partial withdrawal," as defined in sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Transferor or any ERISA Affiliate under such Plan.

          5.10 Real Property.
               -------------

          (1) The Transferor owns no real property.

          (2) Schedule 5.10(b) sets forth a list and description of all real property leases and subleases under which the Transferor is tenant or subtenant (the "Leases"), true and complete copies of which have heretofore been delivered by Transferor. The real property subject to the Leases is referred to as the "Leased Real Property".

          (3) The Transferor has heretofore delivered to the Transferee true, correct and complete copies of the Leases; provided however, that the Transferee acknowledges that Windom Development, the lessor of the property at 3886 California Road, Orchard Park, New York, has retained the use of approximately 800 square feet of space at such property for office use; the Transferee will continue to honor this arrangement after the Closing. Each of the Leases is in full force and effect and is enforceable in accordance with its terms. The Transferor is in possession of and quietly enjoys the Leased Real Property applicable to it and the Transferor has a valid and enforceable leasehold interest, subject to no Liens except such immaterial easements and rights-of-way, none of which interferes with the operation of the business. No event has occurred or failed to occur that, with the giving of notice or the passage of time or both, would constitute a default under any Lease. The Transferor has not entered into any assignment of any Lease, sublease of all or any portion of any Leased Real Property and no person has any right to occupy the Leased Real Property other than the Transferor.

          (4) With respect to the Leased Real Property (i) there is a right of ingress and egress to public thoroughfares to and from the Leased Real Property,
(ii) the Leased Real Property has adequate water supply and sewer service for the present use thereof and all sewer service land water supply facilities required for the present use of the Leased Real Property are properly and fully installed and operating, and (iii) all curb cut and street opening permits or licenses required for vehicular access to and from any part of the Leased Real Property to any adjoining public street have been obtained and, if required, paid for by the Transferor and are in full force and effect. The Transferor has heretofore delivered to the Transferee true, correct and complete copies of any certificate or certificates of operation for any incinerator, boiler or other burning equipment on the Leased Real Property.

          (5) All licenses, permits and certificates of occupancy (provided, however, that no certificate of occupancy has been obtained or will be obtained prior to the Closing with respect to the construction work performed in 1998 at the premises located at 3902 California Road, Orchard Park, New York) (the "Approvals"), in connection with the construction, use, occupancy and maintenance of any Leased Real Property are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred. There is no alteration, improvement or change in use of any building or other improvement located on the Leased Real Property that would require any new Approvals or amendment of an existing Approval. The condition and use of the Leased Real Property conforms to each Approval. The Transferor is in compliance with all Laws including, without limitation, those relating to zoning, building and land use restrictions that are applicable to any portion of the Leased Real Property or any buildings, plants or improvements owned by the Transferor.

          (6) The Leased Real Property including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, paving and parking equipment, systems and facilities, are fully installed and, as applicable, operating, in good condition and repair and adequate for the conduct of the business of the Transferor as presently and proposed to be conducted, and there are no defects in the same that would hinder or impair the business and operations of the Transferor. The electricity service and all other public or private utilities ("Utilities") serving the Leased Real Property are fully installed and operating, adequate for the conduct of the business of the Transferor as presently and proposed to be conducted, and enter the Leased Real Property through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection with the Utilities have been paid in full.

          (7) To the best knowledge of each of the Transferor and the Shareholders, there is no pending, proposed, contemplated or anticipated (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Leased Real Property, (ii) proceeding to change or redefine the zoning classification of all or any portion of the Leased Real Property, (iii) imposition of any special or other assessments for public betterments or otherwise, (iv) special assessments affecting the Leased Real Property or any portion thereof that are or would be payable by the Transferor or any Shareholder and could result in a Lien against any of the Leased Real Property, (v) change in any applicable Laws relating to the use, occupation or operation of the Leased Real Property, or (vi) tax certiorari proceeding with respect to any Leased Real Property.

          (8) Neither the Transferor nor any Shareholder has received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of any of the Leased Real Property, and, to the best knowledge of each of the Transferor and the Shareholders, there are no outstanding requirements or recommendations from any of the foregoing.

          (9) There has been no damage to any portion of the Leased Real Property within the last 24 months caused by fire or other casualty that has not been repaired.

          (10) The Leased Real Property commonly known as 3902 California Road, Orchard Park, New York is qualified as a "project" and has, since the first related ECIDA bond closing in 1990, been operated as a qualified "project" in accordance with and as defined in the New York State Industrial Development Agency Act (title I of article 18-A of the General Municipal Law), as amended, and Chapter 293 of the 1970 Laws of New York, as amended., and the Transferor does not have any plans to operate the Business in such a way as to cause that Leased Real Property to fail to be so qualified.

          5.11 Intellectual Property; Computer Software.
               ----------------------------------------

          (1) Schedule 5.11(a) lists all Intellectual Property that is owned by the Transferor or any other Person and used by the Transferor in the operations of the Business, and there are no pending or threatened claims by any Person relating to the Transferor's use of any Intellectual Property. The Transferor has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) the Intellectual Property as are necessary to permit the Transferor to conduct its business and the Transferor is not obligated to pay any royalty or similar fee to any Person in connection with the Transferor's use or license of any of the Intellectual Property.

          (2) The Transferor has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the computer software programs including, without limitation, application software that are used by the Transferor and that are material to the conduct of its business as currently conducted, as are necessary to permit the conduct of its business as currently conducted.

          5.12 Title to Acquired Assets; Capital Plan.
               --------------------------------------

          (1) The Transferor has good title to the Acquired Assets, including, without limitation, all assets shown on the Financial Statements, free and clear of all Liens, other than (i) Liens, if any, for personal property taxes and assessments not yet due and payable, (ii) inventories sold since the date of the Financial Statements in the ordinary course of business and consistent with past practice and (iii) Liens disclosed on Schedule 5.12(a). At the Closing, the Transferor will have caused each Lien referred to on Schedule 5.12(a) (other than Liens relating to leased equipment) to have been terminated, and the Transferee will obtain good title to all of the Acquired Assets free and clear of all Liens.

          (2) All items of machinery, equipment, tooling and other tangible personal property owned or leased by the Transferor and used in the conduct of its business (other than items of inventory) are listed in the detailed fixed assets ledger of the Transferor attached to Schedule 5.12(b) (collectively, the "Personal Property"). The Personal Property conforms in all respects to all requirements of applicable Laws. All of the items of machinery, equipment and tooling included within the Personal Property are fully operational and operating in the ordinary course of the Transferor's business, as applicable, are in good operating condition and in a good state of maintenance and repair, are adequate for use in the conduct of the Transferor's business as previously conducted and as proposed to be conducted and are capable of manufacturing the products of the Transferor's business on an efficient and profitable basis.

          (3) Schedule 5.12(c) includes a true, correct and complete capital plan of the Transferor for the fiscal year ending December 31, 1999 (the "Capital Plan"). Except as set forth on Schedule 5.12(c), no capital expenditures are contemplated by the Transferor for the Business during such fiscal year.

          5.13 Material Contracts.
               ------------------

          (1) Schedule 5.13(a) sets forth a true, complete and correct list of every contract, agreement, note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, undertaking, understanding, covenant, or other instrument or document (collectively, a "Contract") that (i) provides for aggregate future payments by the Transferor or to the Transferor of more than $25,000 and has an unexpired term exceeding six months and may not be canceled upon 60 days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Transferor with any Shareholder, or an officer, director or significant employee (other than employment-at-will arrangements with significant employees) of the Transferor; (iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Transferor to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Transferor; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Transferor or the Business from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting

          (2) agreement or similar arrangement with any employee of the Transferor (other than employment-at-will arrangements with employees); (viii) involves an agreement or any other Contract providing for payments from the Transferor to any other Person, or by any Person to the Transferor, based on sales, purchases or profits, other than direct payments for goods; or (ix) any other Contract that is material to the rights, properties, assets, business or operations of the Transferor or the Business (the foregoing, collectively, "Material Contracts"). The Transferor has heretofore provided true, complete and correct copies of all Material Contracts to the Transferee.

          (3) Except as set forth in Schedule 5.13(b), (i) there is not, and to the best knowledge of each of the Transferor and the Shareholders there has not been claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Transferor or, to the best knowledge of each of the Transferor and the Shareholders, on the part of any other party thereto and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Transferee.

          (4) Without limiting the generality of the representation and warranty made in section 5.13(b), none of the Transferor, the Shareholders nor any Affiliate of any of them is (or, with or without due notice or lapse of time or both, will be) in violation or breach of any of the Contracts related to, or executed or delivered by any Person in connection with, the 1990 Industrial Development Revenue Bond, the 1994 Industrial Development Revenue Bond, or the 1998 Industrial Development Revenue Bond, each issued by the Erie County Industrial Development Agency ("ECIDA") in connection with the Leased Real Property commonly known as 3902 California Road, Orchard Park, New York (all of such Contracts, collectively, the "IDB Documents").

          (5) Except as set forth on Schedule 5.13(d), the Contracts to which the Transferor is a party do not involve the payment by the Transferor thereunder of more than $50,000 per year in the aggregate (excluding purchase orders received from customers in the ordinary course for the sale of products at standard prices) and are not otherwise material, individually or in the aggregate, to such Transferor or the Business.

          5.14 Taxes.
               -----

          (1) The Transferor has elected to be treated as an "S" corporation for federal income Tax purposes at all times since its date of incorporation, and such election is effective for each year thereafter up to and including the Effective Date. Schedule 5.14(a) hereto sets forth each other jurisdiction for which the Transferor has made an "S" election (or similar election), or for which an "S" election (or similar election) is effective, including the date of the election, its effective date, the date of any termination of such election, if any, and the cause of such termination. Except as set forth on Schedule 5.14(a), such election is effective for each year from its effective date up to and including the Closing Date.

          (2) Except as set forth in Schedule 5.14(b):

               (i) the Transferor has (A) duly and timely filed or caused to be filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns (as defined below) that are required to be filed by or on behalf of the Transferor or that include or relate to the Acquired Assets or the Business, which Tax Returns are true, correct and complete, and (B) duly and timely paid in full or caused to be paid in full, or recorded a provision for such payment on the books and records of the Transferor in accordance with the Hayden OCBOA for the payment of, all Taxes that are due and payable that could result in a Lien on any Acquired Asset or the Business and has recorded a provision for such payment on the books and records of the Transferor in accordance with the Hayden OCBOA for the payment of all Taxes that are not due and payable;

               (ii) the Transferor has duly and timely complied with all applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities;

               (iii) no audit, examination, investigation, reassessment or other administrative or court proceeding (collectively, a "Tax Proceeding") is pending or proposed, or to the best knowledge of each of the Transferor and the Shareholders threatened, with regard to any Tax or Tax Return referred to in clause (i) above;

               (iv) there is no Lien for any Tax upon any of the Acquired Assets or the Business;

               (v) the Transferee is not a transferee of the Transferor within the meaning of section 6901 of the Code or any similar provision of applicable law;

               (vi) there is no outstanding request for a ruling from any Taxing Authority, closing agreement, (within the meaning of section 7121 of the Code or any analogous provision of applicable Law) relating to any Tax for which the Transferor is or may be liable or with respect to the Transferor's income, assets or business, power of attorney or adjustment related to, or in connection with, any Tax that could result in a Lien on any Acquired Asset or the Business;

               (vii) none of the Acquired Assets is "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of section 168(g) or (h), respectively, of the Code or any similar provision of applicable Law;

               (viii) none of the Acquired Assets is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal of those "safe harbor" leasing provisions or any similar provision of applicable Law;

               (ix) the Transferor is not, nor has it been, a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code at any time during the applicable period referred to in section 897(c)(1)(A)(ii) of the Code; and

               (x) no claim has ever been made by a Taxing Authority in a jurisdiction where the Transferor has not paid any Tax or filed Tax Returns relating to the Business or any Acquired Asset asserting that the Transferor is or may be subject to Tax in such jurisdiction.

          (3) The Transferor has provided to the Transferee true, complete and correct copies of (i) all Tax Returns relating to, and (ii) all audit reports relating to, each proposed adjustment, if any, made by any Taxing Authority with respect to any taxable period ending after December 31, 1995 any and all Taxes with respect to which a Lien may be imposed on any Acquired Asset or the Business.

          (4) As used herein, (i) "Tax Return" means any return, declaration, report, information return or statement (including any information return or statement required to be filed by an "S corporation"), and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax or ERISA, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social
                                          ----------
security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee (including without limitation under section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation section 1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

          5.15 Affiliated Party Transactions. Except for obligations arising
               -----------------------------
under this agreement or under the New Lease, immediately after the Closing the Transferor will not have, directly or indirectly, any claim against any of the Acquired Assets and no Shareholder or any of such Shareholder's Affiliates (as defined below) will have, directly or indirectly, any obligation to or cause of action or claim against the Transferor or any of the Acquired Assets. "Affiliate" shall mean, with respect to any Person, members of such Person's immediate family, Persons controlled by or are under common control with such Person or such Person's immediate family (collectively, "Affiliates"), and any entity the majority of the equity interests of which are owned by any of the foregoing Persons.

          5.16 Environmental Matters.
               ---------------------

          (1) Except as set forth in Schedule 5.16(a), but subject to the proviso at the end of this section 5.16(a):

               (i) the Transferor is in material compliance with, and the Business has been conducted in material compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

               (ii) no Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C Section 6901 et seq., is on or
                                                               -- ---
          ever was listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section 9601 et seq., or on
                                                                -- ---
          any similar state list of sites requiring investigation or cleanup;

               (iii) neither the Transferor nor any Shareholder has received any notice that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Transferor is not in material compliance with any Environmental Law;

               (iv) there has been no Release (as defined below) of a Hazardous Substance (as defined below) at, from, in, to, on or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Transferor;

               (v) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

               (vi) the Business has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

               (vii) there are no past or pending, or to the best knowledge of each of the Transferor and the Shareholders threatened, Environmental Claims against the Transferor or, with respect to the Business, the Transferor or the Acquired Assets, the Shareholders, and neither the Transferor nor any Shareholder is aware of any facts or circumstances which could be expected to form the basis for any Environmental Claim against the Business;

               (viii) neither the Transferor, any predecessor of the Transferor, nor any entity previously owned by the Transferor, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Transferor;

               (ix) there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, or
          (iii) asbestos containing material at any Site; and

               (x) there have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Transferor with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Transferee prior to execution of this agreement;

provided, however, that for purposes of determining whether and the extent to which the Transferee may seek indemnification from the Transferor or the Shareholders under section 12.2(a) for the inaccuracy or breach of any representation or warranty set forth in this section 5.16(a), the phrase "Except as set forth in Schedule 5.16(a)" at the beginning of this section shall be disregarded and the information set forth in Schedule 5.16(a) shall be deemed not to have been disclosed to the Transferee. The parties acknowledge that the sole purpose of the disclosures contained on Schedule 5.16(a) is to determine whether the conditions set forth in section 8.1 have been met by the Transferor and the Shareholders.

          (2) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any License required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Transferor, any predecessors of the Transferor or any entities previously owned by the Transferor, including all soil, subsoil, surface waters and groundwater thereat.

          5.17 No Brokers. Neither the Transferor nor any Shareholder has
               ----------
employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this agreement.

          5.18 Receivables. All accounts receivable of the Transferor have
               -----------
arisen, and as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Transferor's business consistent with past practice and established in the ordinary course of such Transferor's business consistent with past practice. Each of the accounts receivable of the Transferor either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. At all times since December 31, 1998, the Transferor and the Shareholders have conducted the Transferor's receivables collection policies in accordances with past practice and have not implemented any extraordinary collection policies or made any request or demand for payment from customers outside the ordinary course of business.

          5.19 Inventories. As reflected on the Financial Statements, the
               -----------
inventories of the Transferor have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with the Hayden OCBOA, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with the Hayden OCBOA, consistently applied. Except as reflected in the December 31, 1998 Balance Sheet referred to in section 5.5, the inventories of the Transferor contain no amount of items not saleable or usable within 12 months from the date thereof at normal profit margins consistent with historical sales practices. Except as set forth in Schedule 5.19, the Transferor is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

          5.20 Product Claims. No product liability claim is pending, or to the
               --------------
best knowledge of each of the Transferor and the Shareholders threatened, against the Transferor or against any other party with respect to the products of the Business. Schedule 5.20 lists all service and product liability claims seeking damages in excess of $1,000 asserted against the Transferor (or in respect of which the Transferor or any Shareholder has received notice) with respect to the products of the Business or the Transferor during the last five years. Claims not listed on Schedule 5.20 do not aggregate more than $20,000.

          5.21 Warranties and Returns. Schedule 5.21 sets forth a summary of the
               ----------------------
practices and policies followed by the Transferor with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. There is not presently, nor has there been since December 31, 1995, any failure or defect in any product sold by the Transferor that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product. Schedule 5.21 sets forth a true and correct listing of all returned or defective goods of the Transferor for all such transactions with respect to products sold by it since December 31, 1995.

          5.22 Assets Utilized in the Business. Except as set forth in Schedule
               -------------------------------
5.22, the assets, properties and rights owned, leased or licensed by the Transferor or used in connection with the Business and that will be owned, leased or licensed by the Transferor as of the Closing Date, and all the agreements to which the Transferor is a party, constitute all of the properties, assets and agreements necessary to the Transferor in connection with the operation and conduct by the Transferor of the Business as presently and as proposed to be conducted. Included in Schedule 5.22 are all services provided by each Shareholder to the Transferor and all other arrangements involving each Shareholder and the Transferor that are not included in the Acquired Assets.

          5.23 Insurance. Schedule 5.23 contains a complete and correct list of
               ---------
all policies of insurance of any kind or nature covering the Transferor, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an "occurrence" or "claims made" basis. All such policies (i) are with insurance companies that are financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all material requirements of law and of all applicable material agreements; and (iii) are valid, outstanding and enforceable policies. Complete and correct copies of such policies have been furnished to the Transferee. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since December 31, 1995, the Transferor has not been denied any insurance coverage which it has requested.

          5.24 Delivery of Documents; Corporate Records. The Transferor has
               ----------------------------------------
heretofore delivered to the Transferee true, correct and complete copies of all documents, instruments, agreements and records referred to in this section 5 or in the Schedules to this agreement and copies of the minute and stock record books of the Transferor. The minute and stock record books of the Transferor contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and any committee thereof) and the stockholders of the Transferor since the date of its incorporation.

          5.25 Customers, Suppliers and Distributors. Schedule 5.25 sets forth
               -------------------------------------
(i) the sales of the Transferor for the fiscal year ended December 31, 1997 and the sales of the Transferor for the year ended December 31, 1998, (ii) the ten customers with the highest dollar volume of purchases from the Transferor during each of those periods indicating the approximate total sales to each of those customers; and (iii) the ten largest suppliers and the ten largest distributors of the Transferor during each of those periods. There has not been any adverse change in the business relationship of the Transferor with any such customer, supplier or distributor and neither Transferor nor any Shareholder is aware of any threatened loss of any such customer, supplier or distributor.

          5.26 Labor Matters. There are no labor strikes, slow-downs or
               -------------
stoppages or other labor troubles pending or, to the best knowledge of the Transferor and each of the Shareholders, threatened with respect to the employees of the Transferor; to the best knowledge of the Transferor and each of the Shareholders, no representation questions exist; there is no collective bargaining agreement binding on the Transferor and there is no agreement which restricts the Transferor from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Transferor's business, or the financial condition or prospects of the Transferor, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Transferor has not experienced any work stoppage during the last five years.

          5.27 Bank Accounts. Schedule 5.27 sets forth the names and locations
               -------------
of all banks, depositories and other financial institutions in which the Transferor has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

          5.28 Directors, Officers and Certain Employees. Schedule 5.28 sets
               -----------------------------------------
forth a complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Transferor who is a party to an employment agreement with the Transferor or who received annual compensation during the Transferor's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000. Neither the Transferor nor any Shareholder is aware of any employee in the Transferor's senior management who intends to terminate his or her employment relationship with the Business, either as a result of the transactions contemplated hereby or otherwise. The persons identified on Schedule 7.15 are the Transferor's only key employees.

          5.29 Year 2000. Except as set forth on Schedule 5.29, all of the
               ---------
Transferor's systems, software, data and databases (other than data provided to it by its customers), plant equipment, phone systems and hardware (collectively, the "Systems") are Year

2000 Compliant (as hereinafter defined). For purposes of this agreement, "Year 2000 Compliant" shall mean: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing;
(ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependant data; and (iii) the Systems can accurately recognize, manage, accommodate and manipulate date-dependant data, including, without limitation, single century formulas and leap years.

          5.30 No Misstatements or Omissions. No representation or warranty by
               -----------------------------
the Transferor or any Shareholder contained in this agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this agreement, whether heretofore furnished to the Transferee or hereafter furnished to the Transferee pursuant to this agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

          5.31 Investment Undertakings; Sophisticated Investor.
               -----------------------------------------------

          (1) Each of the Shareholders and the Transferor acknowledge that (i) the shares of Preferred Stock to be issued to the Transferor pursuant to this agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144");
(ii) the Transferor is acquiring such shares for the Transferor's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933; (iii) Rule 144 requires that such shares issued hereunder may not be disposed of for a period of at least one year; and (iv) the Transferor must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from registration is available.

          (2) Each of the shareholders and the Transfer is a sophisticated investor who either (i) has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of his, her or its investment in the securities being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable, him, her or it to evaluate the merits and risks of his, her or its investment in the securities being acquired hereunder. Each of the Shareholders and the Transferor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

          5.32 Antitrust Information. The "ultimate parent" (as such term is
               ---------------------
defined in the rules promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) of the Company or any of the Transferors did not, at all relevant times, have net revenues or total assets equal to or greater than $100 million.

          6. Representations and Warranties of the Transferee. The Transferee represents and warrants to the Transferor as follows:

          6.1 Organization. The Transferee is a limited liability company duly
              ------------
organized, validly existing and in good standing under the law of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. MedSource is a corporation duly organized, validly existing and in good standing under the law of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. The Transferee and MedSource are each duly qualified or licensed to do business as a foreign limited liability company or corporation, as the case may be, and are in good standing in each jurisdiction in which the nature of the business conducted by them makes such qualification or licensing necessary. The Transferee has heretofore delivered to the Transferor true, complete and correct copies of its certificate of formation and limited liability company agreement as currently in effect and true, correct and complete copies of the certificate of incorporation and bylaws of MedSource as currently in effect.

          6.2 Capitalization.
              --------------

          (1) On the date hereof, the authorized capital stock of MedSource consists of 4,000,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding.

          (2) On the date hereof, MedSource is the sole member of the Transferee.

          6.3 Authorization; Validity of Agreement. The Transferee and MedSource
              ------------------------------------
each have the requisite limited liability company or corporate power and authority to execute, deliver and perform this agreement and each other agreement executed or to be executed by them pursuant to the terms of this agreement (collectively, the "MedSource Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Transferee of this agreement and the other MedSource agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the manager of the Transferee, and no other proceedings on the part of the Transferee are necessary to authorize the execution, delivery and performance of this agreement and the other MedSource agreements to which the Transferee is a party and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by MedSource of the MedSource agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of MedSource, and no other proceedings on the part of MedSource are necessary to authorize the execution, delivery and performance of the MedSource agreements to which MedSource is a party and the consummation of the transactions contemplated thereby. This agreement and each other MedSource agreement to which the Transferee is a party has been duly executed and delivered by the Transferee and is a valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with their respective terms. Each MedSource agreement to which MedSource is a party has been duly executed and delivered by MedSource and is a valid and binding obligation of MedSource, enforceable against MedSource in accordance with their respective terms.

          6.4 No Violations; Consents and Approvals.
              -------------------------------------

          (1) The execution, delivery and performance of this agreement and the MedSource Agreements by the Transferee and MedSource, as the case may be, do not, and the consummation by the Transferee and MedSource of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of formation or limited liability company agreement of the Transferee or the certificate of incorporation or Bylaws of MedSource, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, contract, agreement or other instrument to which the Transferee or MedSource is a party or by which the Transferee or MedSource or any of their respective properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Transferee or MedSource or any of their respective properties or assets.

          (2) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this agreement or the other MedSource Agreements by the Transferee or MedSource or the consummation by the Transferee or MedSource of the transactions contemplated hereby and thereby, except filings as may be required under state and federal securities laws to give effect to the registration rights granted under the Registration Rights agreement (as hereinafter defined).

          6.5 Litigation. There is no Proceeding pending nor, to the best
              ----------
knowledge of the Transferee, is there any investigation or Proceeding threatened, by or before any court, Governmental Entity or arbitration panel or any other Person.

          6.6 Simultaneous Transactions. The Transferee has or intends to
              -------------------------
execute acquisition agreements with respect to six or possibly seven acquisitions (collectively, the "Simultaneous Transactions"), one of which is the acquisition transaction contemplated by this agreement. In addition to the acquisition transaction contemplated by this agreement, not fewer than three of the other Simultaneous Transactions (one of which three will be the acquisition of assets from Kelco Industries, Inc.) will be consummated simultaneously with the Closing hereunder. Each of the persons acquiring stock in MedSource in connection with the Simultaneous Transactions will executed and deliver a stockholders agreement in the form of Exhibit 7.16A and a registration rights agreement in the form Exhibit 7.16B.

          6.7 Shares of Capital Stock. The Exchange Shares, and all shares of
              -----------------------
class A common stock issuable upon conversion thereof, will be duly authorized and validly issued and shall, upon issuance, be fully paid and nonassessable.

          6.8 Certain Tax Matters. The transactions described in this agreement
              -------------------
are an integral part of a single, integrated transaction in which the Transferee is acquiring certain property in exchange for cash and stock of MedSource representing "control" of MedSource within the meaning of section 368(c) of the Code. The Transferee will not take any action that would prevent the transaction described in this agreement from being treated for federal income tax purposes as a transfer to which section 351 of the Code applies.

          6.9 Antitrust Information. The "ultimate parent" (as such term is
              ---------------------
defined in the rules promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) of the Transferee did not, at all relevant times, have net revenues or total assets equal to or greater than $100 million.

          7. Other Agreements of the Parties.

          7.1 Conduct of Business. During the period from the date hereof (or
              -------------------
earlier, as set forth below) through the Closing Date, the Transferor shall, and the Shareholders shall cause the Transferor to, conduct its business in all respects in the ordinary course, consistent with past practice, and in such a manner that would not result in a Material Adverse Effect. Without limiting the generality of, and in addition to, the foregoing, prior to the Closing Date, the Transferor shall not, except as the Transferee may otherwise consent to in writing:

               (1) amend its certificate of incorporation or bylaws;

               (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

               (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any stockholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any other payments or distributions (whether for repayment of loans or payment of interest on other amounts in respect thereof) to any of the Shareholders, any of the Shareholders' Affiliates, or any Person (other than institutional bank lenders) to which the Transferor has any liability (other than trade accounts payable incurred in the ordinary course of business, subject to the other provisions of this section 7) or any officer or director of the Company (including, without limitation, William H. Heywood and William B. Heywood), except (A) employment compensation at the applicable annual rates in effect on January 1, 1998 (including fringe benefits and expense reimbursements) in the ordinary course of business and consistent with past practice, (B) distributions of up to an aggregate of $400,000 to the Shareholders to pay estimated Taxes not yet paid and attributable to the Transferor's income for the tax year

          1998 and for the "stub period" commencing January 1, 1999 through the Closing Date determined at an effective tax rate of 46%, except as contemplated in section 7.3(e)(ii), (C) amounts due to Affiliates of the Transferor for rental of real estate, equipment and royalties paid in connection with Intellectual Property used by the Business, in each case in annualized amounts not to exceed payments made or accrued in the year ended December 31, 1998 as may be fully described on Schedule 5.28, (D) obligations under Material Contracts incurred in the ordinary course of business in accordance with past practices, and (E) payments pursuant to the sublease of the real property at 3902 California Road, Orchard Park, New York with William H. and Nancy Heywood as sublessors;

               (4) (A) incur or assume any indebtedness or Institutional Indebtedness other than trade payables incurred in the ordinary course of business and other than Institutional Indebtedness up to the "Maximum Amount of Institutional Indebtedness" as contemplated in section 2.1; provided, however, that any aggregate amount of Institutional Indebtedness outstanding at the Closing in excess of the Maximum Amount of Institutional Indebtedness shall not be considered a breach of this provision until the Institutional Indebtedness at Closing exceeds the Maximum Amount of Institutional Indebtedness by an amount greater than the Cash Amount referred to in section 3.1(a)(i);
          (B) assume, guarantee, indorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or (C) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices);

               (5) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) provided, however, that it shall not be a breach of this provision for the Transferor to make any payment of quarterly bonuses or incentive plan awards in the ordinary course of business in accordance with past practices, including but not limited to the payment of the $100,000 (not more than $22,000 of which will be paid to the Shareholders or their family members or affiliates) profit-sharing awards with respect to 1998 profits of the Transferor, which amount is included in the "Accrued Payroll, Bonuses and Taxes" line item of the December 1998 Balance Sheet;

               (6) acquire, sell, lease, transfer or dispose of any of its properties or assets or enter into any material commitment or transaction except in the ordinary course of business and consistent with past practice;

               (7) except as may be required by law, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

               (8) modify any policy or procedure with respect to credit to customers or collection of receivables;

               (9) pay, discharge or satisfy before it is due any claim or liability of the Transferor, or fail to pay any such item in a timely manner given the Transferor's prior practices;

               (10) cancel any debts or waive any claims or rights of substantial value;

               (11) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income Taxes;

               (12) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Transferor;

               (13) make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $25,000 except as provided in the Capital Plan;

               (14) except in the ordinary course of business consistent with past practice, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, Lease or Approval;

               (15) except in the ordinary course of business consistent with past practice, exercise any right or option under any Lease or extend or renew any Material Contract or Lease; or

               (16) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

          7.2 Access and Information. From the date hereof until the Closing
              ----------------------
Date, the Shareholders shall cause the Transferor to, and the Transferor shall, and shall cause each of the Transferor's officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Transferee reasonable access, during normal business hours, to (A) the offices, properties, plants, other facilities, books, Contracts and records of the Transferor and any records concerning the Transferor maintained and accumulated by its representatives, and
(B) those officers, directors, employees, agents, accountants and counsel of the Transferor who have any knowledge relating to the Transferor or the Acquired Assets, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Transferee such additional financial and operating data and other information regarding the Acquired Assets (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Transferor as the Transferee may from time to time reasonably request.

          7.3 Tax Returns; Taxes.
              ------------------

          (1) Prior to the Closing Date, no Shareholder shall take or fail to take any action or permit the Transferor to take or fail to take any action that could result in the termination of any "S" corporation election (or similar election) of the Transferor. The Transferor and the Shareholders (i) shall (A) duly and timely file or cause to be filed with the applicable Taxing Authorities all Tax Returns that are required to be filed by or on behalf of the Transferor or that include or relate to any Acquired Asset or the Business, which such Tax Returns shall be true, correct and complete, and (B) duly and timely pay in full or cause to be paid in full all Taxes that are due and payable on or before the Closing Date and could result in a Lien on any Acquired Asset or the Business
(ii) has recorded a provision on the books and records of the Transferor in accordance with GAAP for the payment of all such Taxes that are not due and payable on or before the Closing Date. The Transferor shall, and the Shareholders shall cause the Transferor to, provide to the Transferee true, complete and correct copies of such Tax Returns and all correspondence, reports and documents relating to any Tax Proceeding with respect thereto. The Transferor shall, and the Shareholders shall cause the Transferor to, duly and timely comply with all applicable Laws relating to the collection or withholding of Taxes and the reporting and remittance thereof to the applicable Taxing Authorities.

          (2) The Transferee shall promptly forward to the Shareholders a copy of all written communications from any Governmental Authority received by the Transferee and its Affiliates (collectively, the "Taxpayer") relating to any period on or before the Closing Date. The Shareholders shall promptly forward to the Transferee a copy of all written communications from any Governmental Authority received by the Transferor or any Shareholder relating to any period on or before the Closing Date for which the Taxpayer is or may be liable.

          (3) The Transferee shall not settle or make any payment of any amount claimed to be due with respect to a proposed adjustment described above for at least 15 days after giving notice thereof to the Shareholders under Section 7.3(c) hereof. If, within such 15-day period, the Transferee receives from all of the Shareholders in writing a request that the proposed adjustments be contested, which includes a reasonable basis in fact or in law for such contest, and acknowledges their liability under this indemnity, the Taxpayer shall contest such proposed adjustments in good faith and agrees to consult with the Shareholders regarding the contest and to keep the Shareholders informed as to its progress, all at the Shareholders' expense. The Shareholders shall cooperate with the Taxpayer in connection with any Proceeding. The Shareholders may participate in the Proceeding at their own expense; provided, however, that the Taxpayer shall retain full control over the Proceeding. The decision of a court of competent jurisdiction as to the outcome of such contest which has become final shall be conclusive and binding on the parties. The Taxpayer shall not be required to appeal.

          (4) Any Taxes for a period which includes but does not end on the Closing Date shall be allocated between the period before the Closing Date and the balance of the period in accordance with this section 7.3(e). To the extent permitted under applicable Law, the parties shall elect to treat the Tax period as ending at the close of business on the Closing Date. Where applicable Law does not permit such an election to be made, the taxable income or other Tax base for the entire period shall be allocated between the period on or before the Closing Date and the balance of the period on the basis of an interim closing of the books at the close of the Closing Date, except that exemptions, allocations and deductions calculated on an annual basis shall be apportioned on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the period. Notwithstanding the foregoing, any real estate or personal property Taxes shall be allocated on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the applicable period.

          (5) In the event the Closing takes place after March 31, 1999, either
(i) the Transferee shall pay to the Shareholders, on a timely basis, but in no event later than June 30, 1999, an amount of cash equal to 46% of the income of the Transferor for the period commencing on March 31, 1999 through the Closing Date or (ii) the Shareholders shall cause the Transferor to increase the amount of Institutional Indebtedness by an amount equal to 46% of the income of the Transferor for the period commencing on March 31, 1999 through the Closing Date.

          7.4 Notice of Developments. Prior to the Closing Date, the Transferor
              ----------------------
shall promptly notify the Transferee in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this agreement, of which the President or Chief Executive Officer of the Transferor has notice or actual knowledge, that could result in any material breach of a representation or warranty or covenant of the Transferor in this agreement or which could have the effect of making any representation or warranty of the Transferor in this agreement untrue or incorrect in any material respect, and
(ii) all other material developments affecting the Acquired Assets, liabilities, Business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Transferor of which the President or Chief Executive Officer of the Transferor has notice or actual knowledge.

          7.5 Non-Disclosure of Confidential Information. From and after the
              ------------------------------------------
date hereof, the Transferor and the Shareholders agree not to divulge, communicate, use to the detriment of the Transferee or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets included in or relating to the Acquired Assets including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data.

          7.6 No Solicitation of Employees, Suppliers or Customers. Neither the
              ----------------------------------------------------
Transferor nor any Shareholder shall, and neither shall permit any Affiliate of the Transferor or any Shareholder to, from and after the Closing Date, and for a period of three years thereafter, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of the Transferee, or contact any supplier, customer or employee of the Transferee for the purpose of soliciting or diverting any such supplier, customer or employee from the Transferee.

          7.7 Non-Competition.
              ---------------

          (1) Until the third anniversary of the Closing Date, neither the Transferor, any Shareholder nor any Affiliate of any of the foregoing shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the Business, (ii) engage in any facet of the Business or compete in any way with the Business, (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in any facet of the Business, or (y) competes with the Business in any way; provided, however, that notwithstanding the foregoing, the Transferor, the Shareholders and the Affiliates of the foregoing (collectively and not individually) may own up to 2% of the voting securities of any publicly-traded company. This covenant shall apply to each Shareholder and his, her or its Affiliates individually and severally, that each Shareholder shall be liable for his, her or its actions and those of his, her or its Affiliates and that no Shareholder shall be liable for the actions of another Shareholder or such other Shareholder's Affiliates.

          (2) The parties hereto intend that the covenant contained in section 7.7(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 7.7(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 7.7(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (3) The Transferor and each of the Shareholders acknowledge that the provisions of this section 7.7, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Transferee and are an essential inducement to the Transferee's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

          7.8 Public Statements. From and after the date hereof and until the
              -----------------
Closing Date, none of the Transferee, the Shareholders nor the Transferor shall, or permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the transactions contemplated thereby, without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless such announcement is required by Law or a Governmental Authority, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure. This covenant shall apply to each Shareholder and his, her or its Affiliates individually and severally, that each Shareholder shall be liable for his, her or its actions and those of his, her or its Affiliates and that no Shareholder shall be liable for the actions of another Shareholder or such other Shareholder's Affiliates.

          7.9 Other Actions. Each of the parties hereto shall use all reasonable
              -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this agreement and to consummate and make effective the transactions contemplated hereby.

          7.10 Change of Name; Trademarks. Simultaneously with the Closing, the
               --------------------------
Transferor shall take such action necessary to change its name or any assumed or trade name to a name that does not include the words "Hayden," "precision" or "industries." At the Closing, the Transferor shall execute and deliver to the Transferee the necessary documents to (i) effectuate the change of name and (ii) assign any and all federal and state trade name, registrations and applications.

          7.11 Cooperation on Taxes. Each of the Transferor and the Transferee
               --------------------
shall cooperate with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Acquired Assets or the Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete its Tax Returns, respond to defend or prosecute any Tax Proceeding, make any determination required under this agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable), verify issues and calculate the Transferor's S-corporation income for the period ending on the Closing Date.

          7.12 Employees.
               ---------

          (1) The Transferee and the Transferor shall prepare a mutually agreeable list of employees of the Transferor to be attached to this agreement as Schedule 7.12(a). The Transferee shall offer employment effective as of the Closing to all employees of the Transferor listed on Schedule 7.12(a) to this agreement (all such employees who accept such offer of employment being the "Transferred Employees"). In addition to the obligation of the Transferor set forth below, all responsibility for employees of the Transferor, other than Transferred Employees, including, without limitation, claims arising out of the decision not to include such employees on Schedule 7.12(a), shall be Excluded Liabilities.

          (2) Subject to the terms and conditions of this section 7.12, from and after the Closing, the Transferee shall provide the Transferred Employees with terms and conditions of employment including, without limitation, salaries, hourly wages, employee benefits and other perquisites, that have been reviewed and discussed with the Transferor and are reasonably agreeable to the Transferee and to the Transferor. The Transferee shall, between the date of the execution of this agreement and the Closing Date, establish insurance or other arrangements through which the employee benefits and other perquisites to be provided by the Transferee to Transferred Employees may be provided commencing as of the Closing Date, and the Shareholders and Transferor shall lend such cooperation as the Transferee may reasonably request in connection with such efforts.

          (3) The Transferee shall not be responsible for any payments, expenses and costs paid or required to be paid in connection with the employment or termination of employment of any employees of the Transferor who are not listed on Schedule 7.12(a) to this agreement, or who are listed on Schedule 7.12(a) and do not accept the Transferee's offer of employment with the Transferee.

          (4) Except to the extent expressly provided in the other subsections of this section 7.12, the Transferor shall remain responsible for (i) payment of any and all wages, accrued vacation pay, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, fringe benefits or other perquisites of employment, termination indemnities or similar benefits (whether arising under any plan, program, policy or arrangement of the Transferor or under applicable local law), payroll taxes and other payroll related expenses and (ii) payments to or under employee benefit plans (within the meaning of section 3(3) of ERISA) maintained or contributed to by the Transferor, in either case arising out of or relating to the employment of any of the Transferred Employees by the Transferor prior to the Closing.

          (5) The Transferee shall only assume responsibility for the Transferor's liability for accrued vacation pay to the extent such liability is expressly included in the Assumed Liabilities.

          (6) The Transferor shall retain responsibility and liability for all workers' compensation claims of the Transferred Employees to the extent relating to events, conditions or circumstances that occur or exist prior to the Closing. Notwithstanding the foregoing, the Transferee may, at its election, assume responsibility for the supervision, defense or settlement of any such workers' compensation claims at the Transferor's cost and expense, provided that such costs and expenses are reasonable. The Transferee shall keep the Transferor reasonably apprised of the status of such workers' compensation claims. The Transferor may, at its own expense, participate in the supervision, defense or settlement of any such workers' compensation claims, and shall cooperate in the supervision, defense or settlement of any such workers' compensation claims if requested to do so by the Transferee. The Transferee shall have sole responsibility and liability for any workers' compensation claims of Transferred Employees to the extent relating to any event, condition or circumstance that occurs after the Closing.

          (7) In respect of grievances or EEOC Claims of Transferred Employees to the extent relating to their employment by the Transferor including, without limitation, any such grievances or EEOC Claims filed before state or local authorities for which payment has not been made prior to the Closing, the Transferor shall retain responsibility and liability for all amounts due with respect thereto including, without limitation, the payment of any amounts in the nature of back pay or employee compensation, and any state or federal taxes in connection with such back pay or employee compensation. Handling of such grievances and EEOC Claims shall be at the Transferor's cost and expense. The Transferee shall have sole responsibility and liability for any EEOC Claims of Transferred Employees that relate to their employment with Transferee.

          (8) Nothing in this section 7.12 shall limit the at will nature of the employment of the Transferred Employees or the right of the Transferee to alter or terminate any employee benefit plan.

          (9) The Transferee shall assume the Company's 401(k) Plan and Trust, but only to the extent provided in Exhibit 7.12(i) (the "Plan Assumption").

          7.13 Consents; Releases. On or prior to the Closing Date, the
               ------------------
Transferor and the Shareholders shall cause the Transferor to obtain all Necessary Consents and shall cause the Transferor to use its best commercially reasonable efforts to obtain the Requested Consents, each of which Necessary Consents and Requested Consents is identified and set forth on Schedule 1.3 attached hereto. At or prior to the Closing, the Shareholders and the Transferor shall cause the Business and the Acquired Assets to be released from all liabilities, liens or other obligations not constituting an Assumed Liability, a schedule of which is set forth on Schedule 7.13 attached hereto.

          7.14 Inventory Count. The Transferee intends to conduct an observation
               ---------------
of the inventory included or to be included within the Acquired Assets under the supervision of the Transferee's independent accountants and as of a date near the Closing (the "Inventory Count"). The primary purpose of the Inventory Count is to facilitate the Transferee's consolidation accounting. In the event the Transferee's accountants determine that the Inventory Count should be conducted on a date prior to the Closing, the Transferor will cooperate with the Transferee in that connection, provided that the Transferee shall ensure that the Inventory Count is scheduled and conducted in a manner that minimizes any disruption of the Transferor's business activities.

          7.15 Services Agreements.
               -------------------

          (1) At the Closing, (i) the Transferor and the Shareholders shall cause William H. Heywood to enter into an employment agreement with the Transferee, and the Transferee shall enter into such an agreement with William
H. Heywood, in the form of Exhibit 7.15A (the "William H. Heywood Employment Agreement"), (ii) the Transferor and the Shareholders shall cause William H. Heywood to enter into a non-solicitation and non-competition agreement with the Transferee, and the Transferee shall enter into such an agreement with William
H. Heywood, in the form of Exhibit 7.15B (the "William H. Heywood Non-Solicitation and Non-Competition Agreement"), and (iii) the Transferor and the Shareholders shall cause William B. Heywood to enter into an employment agreement with the Transferee, and the Transferee shall enter into such an agreement with William B. Heywood, in the form of Exhibit 7.15C (the "William B.

Heywood Employment Agreement", and, together with the William H. Heywood Employment Agreement and the William H. Heywood Non-Solicitation and Non-Competition Agreement, the "Services Agreements").

          (2) In addition, the parties shall use their reasonable commercial efforts to cause each of the key employees of the Transferor identified on
Schedule 7.15 to enter into an employment agreement in the form of Exhibit 7.15D (the "Key Employee Employment Agreements") at the Closing or as promptly as practical thereafter.

          7.16 Stockholders Agreement and Registration Rights Agreement. At the
               --------------------------------------------------------
Closing, the Transferee and the Transferor shall enter into a stockholders agreement in the form of Exhibit 7.16A (the "Stockholders Agreement") and a registration rights agreement in the form of Exhibit 7.16B (the "Registration Rights Agreement").

          7.17 Exclusivity. From and after the date hereof and unless and until
               -----------
this agreement is terminated as provided in section 10, neither the Transferor nor any Shareholder shall, and neither shall knowingly permit the Transferor or any of their respective Affiliates, officers, directors, employees, agents or representatives, directly or indirectly, to, encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than the Transferee, that involves the sale, joint venture or the other disposition of all or any portion of the Transferor, the Acquired Assets or the Business or any merger, consolidation, recapitalization or other business combination of any kind involving the Transferor. If the Transferor or any Shareholder receives or becomes aware of any such offer or proposed offer, the Transferor or such Shareholder, as the case may be, shall promptly notify the Transferee.

          7.18 Equipment, Intellectual Property and Other Assets. Prior to the
               -------------------------------------------------
Closing Date, the Shareholders shall take all steps necessary to contribute all equipment, intellectual property and other assets, except for real property, owned by any Shareholder or any Affiliate of any Shareholder that is used or usable in connection with the Business. Any consideration paid in such transactions shall be deducted from the Cash Portion of the Purchase Price.

          7.19 Certain Payments. On or prior to the Closing Date, the
               ----------------
Shareholders shall repay all amounts owed by them to the Transferor.

          7.20 Transfer of Interests in Real Property.
               --------------------------------------

          (1) At the Closing, the Shareholders shall cause their Affiliates to enter into a lease (the "New Lease") with the Transferee with respect to the Leased Real Property located at 3902 California Road, Orchard Park, New York, in the form attached hereto as Exhibit 7.20(a)(A), and assignments, each in the form attached hereto as Exhibit 7.20(a)(B) (collectively, the "Assignments"), of each of the Leases (including, without limitation, any security interests/pledge liens created thereby), collateral guarantees and all security deposits made thereunder, containing a covenant of good title and the Transferors' representation and warranty that (i) there have been no prior assignments of the Leases, (ii) such Leases are in full force and effect and are enforceable in accordance with their terms, and (iii) neither the Leases nor the security deposits made thereunder are then subject to any liens, security interests or adverse claims. If at any time either of the parties reasonably determines that the number of square feet in the premises subject to the New Lease is other than as currently understood by the parties, the parties shall in good faith determine whether an adjustment in the rental under the New Lease is appropriate.

          At the Closing, the Shareholders and the Transferor shall deliver to the Transferee consents and estoppel certificates (the "Landlord's Consent and Estoppel Certificates") executed by the landlords under each of the Leases in the form attached hereto as Exhibit 7.20(a)C.

          (2) At the Closing, the Shareholders and the Transferor shall cause each holder of any mortgage covering the Leased Real Property and each ground, superior or underlying lessor having an interest in the Leased Real Property to enter into subordination, non-disturbance and attornment agreements and lender's (or lessor's) estoppel certificates each in the form reasonably acceptable to Transferee (collectively, the "SNDA Agreements" and, individually, a "SNDA Agreement") for each of the Leases and the New Lease, except that their shall be no obligation to have a subordination, non-disturbance and attornment agreement executed by the ECIDA.

          (3) Each Assignment and each SNDA Agreement shall be in recordable form and the Assignments and the SNDA Agreements shall be duly executed, delivered and acknowledged by each party thereto.

          (4) At or before the Closing, the Shareholders and the Transferor shall deliver to the Transferee (i) true and complete maintenance records for the Leased Real Property; (ii) all original licenses and permits, authorizations and approvals pertaining to the Leased Real Property; and (iii) all guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the aforementioned buildings and all improvements erected on the Leased Real Property.

          (5) At or before the Closing, the Shareholders and the Transferor shall deliver to the Transferee a set of plans and specifications of the buildings and all improvements comprising a part of the Leased Real Property.

          (6) At the Closing, the Shareholders and Transferor shall cause each of the landlords under the New Lease (except for the ECIDA) and the Leases and each ground, superior or underlying lessor of the Leased Real Property to execute and deliver a landlord-lender agreement (each a "Landlord-Lender Agreement," collectively, the "Landlord-Lender Agreements") in favor of Transferee's lender in the form attached hereto as Exhibit 7.20(f), or such other form reasonably acceptable to the Transferee, providing inter alia that
                                                              ----- ----
Transferee's lender may occupy the premises leased under such New Lease or Lease for the purpose of taking possession of, removing and/or selling at public auction or private sale Transferee's personalty.

          7.21 COBRA Coverage. After the Closing, the Transferee shall make
               --------------
continuation of group family health insurance coverage pursuant to the "COBRA" provisions of the Code available to any person who as of the Closing Date was entitled to such coverage from the Transferor, including but not limited to Michele Lynn Dunbar. The Transferor and the Shareholders shall reimburse the Transferee for the administrative costs, if any, associated with providing such coverage to any person who elects to obtain and pay for such coverage. The Transferee shall require each person to make such election within the period of time after termination of employment with the Transferor as specified under COBRA. The Transferor acknowledges that such coverage is currently available under COBRA for a maximum of 18 months after termination of employment.

          7.22 Repayment of Institutional Indebtedness. At the Closing, the
               ---------------------------------------
Buyer intends to repay the entire amount of Institutional Indebtedness of the Transferor. The Transferor and the Shareholders shall cause such Institutional Indebtedness not to exceed the Maximum Amount of Institutional Indebtedness except as permitted by section 7.1(iv)(A). The Transferor shall, and the Shareholders shall cause the Transferor to, remain current with respect to all interest and other payments with respect to the Institutional Indebtedness. At the Closing, the Transferor and the Shareholders shall cause the holders of the Institutional Indebtedness to execute and deliver a payoff letter in form and substance reasonably acceptable to the Transferee, UCC-3 termination statements with respect to any security interest filings by or on behalf of such holders and any other customary and reasonable documents and instruments in connection with, or to evidence, the repayment of the Institutional Indebtedness (the "Payoff Documents").

          7.23 Accounts Receivable. After the Closing, the Transferor shall
               -------------------
permit the Transferee to collect, in the name of the Transferor, all accounts receivable constituting part of the Acquired Assets and to indorse with the name of the Transferor for deposit in the Transferee's account any checks or drafts received in payment thereof. The Transferor shall take any and all steps reasonably requested by the Transferee to effectuate the intent of the preceding sentence. The Transferor shall promptly turn over to the Transferee any cash, checks or other property that it may receive after the Closing in respect of any receivable constituting part of the Acquired Assets.

          8. Conditions Precedent to the Closing.

          8.1 Conditions Precedent to the Transferee's Obligations to Close. The
              -------------------------------------------------------------
obligation of the Transferee to enter into this agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Transferee shall have the right to waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing the Transferor or any Shareholder from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Transferee by reason of the breach by the Transferor or any Shareholder of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by the Transferor or any Shareholder; and provided further, however, that the Transferee's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Transferor and the Shareholders contained in this agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

          (2) The covenants and agreements of the Transferor and the Shareholders contained in this agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all respects.

          (3) The Transferee shall have received (i) a certificate dated the Closing Date and executed by an executive officer of the Transferor, and (ii) a certificate dated the Closing Date and executed by each of the Shareholders, in each case certifying the satisfaction of the conditions referred to in sections 8.1(a) and (b).

          (4) The Transferee and the Transferor shall have received, each in form and substance reasonably satisfactory to the Transferee, all Necessary Consents and any other Consents that the Transferor or the Shareholders have obtained.

          (5) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the Acquired Assets or the Business.

          (6) The Transferee shall have received a certificate of the Transferor (the "Transferor Secretary's Certificate") certifying the resolutions duly and validly adopted by the Board of Directors and the Shareholders of the Transferor, its authorization of the execution and delivery of this agreement and the other Transaction Documents to which the Transferor is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Transferor authorized to sign this agreement and the other Transaction Documents.

          (7) The Transferee shall have received all such documents and instruments, including, without limitation, such deeds of transfer, title reports and property surveys (including a Landlord-Lender Agreement from the ECIDA) with respect to the transfer of all legal rights in the real property to be transferred pursuant to this agreement.

          (8) The form and substance of all certificates, transfer documents, title reports, property surveys, deeds, opinions, consents, instruments, and other documents delivered to the Transferee under this agreement shall be satisfactory in all reasonable respects to the Transferee and its counsel.

          (9) The Transferee shall have received from counsel for the Transferor and the Shareholders an opinion dated the Closing Date in the form of Exhibit 8.1(i) attached hereto, which opinion shall be addressed also to the Transferee's institutional lenders and their financing sources.

          (10) The Transferee shall have received from the Transferor at the Closing a certificate of non-foreign status, in the form required by section 1445 of the Code and the regulations thereunder.

          (11) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this agreement or Proceeding that threatens to prevent such transactions.

          8.2 Conditions Precedent to the Transferor's Obligations to Close. The
              -------------------------------------------------------------
obligation of the Transferor to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Transferor shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing the Transferee from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Transferor by reason of the breach by the Transferee of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by the Transferee; and provided further, however, that the Transferor's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Transferee contained in this agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

          (2) The covenants and agreements contained in this agreement to be complied with by the Transferee on or before the Closing Date shall have been complied with in all material respects.

          (3) The Transferor shall have received a certificate dated the Closing Date and executed by an officer of the Transferee, certifying to the satisfaction of the conditions referred to in sections 8.2(a) and (b).

          (4) The Transferor shall have received a certificate of the Secretary of the Transferee (the "Transferee Secretary's Certificate") certifying the resolutions duly and validly adopted by the Transferee evidencing its authorization of the execution and delivery of this agreement and the other Transaction Documents to which the Transferee is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Transferee authorized to sign this agreement and the other Transaction Documents to be delivered hereunder.

          (5) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Transferor under this agreement shall be satisfactory in all reasonable respects to the Transferor and its counsel.

          (6) The Transferor shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel for the Transferee, an opinion dated the Closing Date in the form of Exhibit 8.2(f) attached hereto.

          (7) No Law shall be in effect which prohibits any party hereto from consummating the transactions contemplated hereby.

          (8) The Transferor shall have received a Bill of Sale, Assignment and Assumption Agreement duly executed by the Transferee, in which, among other things, the Transferee agrees to assume the Assumed Liabilities, in the form of
Exhibit 8.2(h) attached hereto (the "Bill of Sale, Assignment and Assumption Agreement").

          (9) Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no notice shall have been received by any party from any Governmental Entity of any pending or threatened investigation or proceeding concerning the acquisitions.

          (10) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this agreement or Proceeding that threatens to prevent such transactions.

          9. Documents to be Delivered at the Closing.

          9.1 Deliveries of the Transferor and the Shareholders. At the Closing,
              -------------------------------------------------
the Transferor and the Shareholdersshall deliver or cause to be delivered the following items to the Transferee:

          (i) the Bill of Sale, Assignment and Assumption Agreement duly executed by the Transferor that, among other things, conveys, transfers and sells to the Transferee all right, title and interest of the Transferor in and to the Acquired Assets;

          (ii) the releases referred to in section 7.13;

          (iii) the certificates referred to in section 8.1(c) duly executed by an executive officer of the Transferor and by each of the Shareholders;

          (iv) the necessary Consents referred to in section 8.1(d);

          (v) the Transferor's Secretary's Certificate referred to in section 8.1(f) duly executed by the Secretary of the Transferor;

          (vi) the opinion of counsel to the Transferor and the Shareholders referred to in section 8.1(i);

          (vii) the certificate referred to in section 8.1(j), duly executed by the Transferor;

          (viii) a Tax, lien and judgment search of the Transferor and the Acquired Assets showing no items not disclosed in the schedules to this agreement;

          (ix) each of the Services Agreements, duly executed by the individual named therein;

          (x) the Stockholders Agreement duly executed by the Transferor;

          (xi) the Registration Rights Agreement duly executed by the Transferor; and

          (xii) the New Lease, the Assignment, Landlord's Consent and Estoppel Certificates, the Landlord-Lender Agreements and the SNDA agreements, each duly executed by each party thereto; and

          (xiii) an affidavit, pursuant to the "FIRPTA" provisions of the Code, to the effect that the Transferor is not a "foreign person" as defined therein.

          9.2 Deliveries of the Transferee. At the Closing, the Transferee shall
              ----------------------------
deliver or cause to be delivered the following items to the Transferor:

          (i) the certificate referred to in section 8.2(c) duly executed by an officer of the Transferee;

          (ii) the Transferee Secretary's Certificate referred to in section 8.2(d) duly executed by the Secretary of the Transferee;

          (iii) the opinion of counsel referred to in section 8.2(f);

          (iv) a wire transfer of the Cash Amount;

          (v) the stock certificates representing the Exchange Shares referred to in section 3.1;

          (vi) the Bill of Sale, Assignment and Assumption Agreement duly executed by the Transferee;

          (vii) each of the Services Agreements, duly executed by the Transferee;

          (viii) the Stockholders Agreement duly executed by MedSource; and

          (ix) the Registration Rights Agreement duly executed by MedSource.

          10. Termination.

          (1) This agreement may be terminated at any time prior to the Closing:

               (1) by the mutual agreement of the Transferee and the Transferor;

               (2) by the Transferee or the Transferor (if such party is not in breach of or default under this agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before April 15, 1999, or such later date as the parties shall have agreed upon prior to the giving of such notice (collectively, the "Latest Date for Closing"); or

               (3) by either the Transferee or the Transferor in the event of a material breach by or default of the other party hereto.

          (2) Upon termination of this agreement pursuant to section 10(a), all obligations of the parties shall terminate except those under section 12; provided, however, that no such termination shall relieve the Transferor or any
--------  -------
Shareholder of any liability to the Transferee, or the Transferee of any liability to the Transferor, by reason of any breach of or default under this agreement.

          11. Survival of Representations and Warranties.

          11.1 Survival of Representations and Warranties of the Transferor and
               -----------------------------------------------------------------
the Shareholders. At the Closing, the Transferor shall, without waiving any of
----------------
its rights hereunder, advise the Transferee if the Transferee has actual knowledge of any material breach of any of the representations and warranties of the Transferor and the Shareholders herein. Notwithstanding any right of the Transferee fully to investigate the affairs of the Transferor and the Shareholders and notwithstanding any knowledge of facts determined or determinable by the Transferee pursuant to such investigation or right of investigation, the Transferee has the right to rely fully upon the representations and warranties of the Transferor contained in this agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this agreement and the Closing hereunder and shall thereafter continue in full force and effect until the third anniversary of the Closing Date, and the Transferor's and the Shareholders' liability in respect of any breach of any such representation or warranty shall terminate on the third anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted. The foregoing notwithstanding, the representations and warranties contained in sections 5.3, 5.12, 5.14 and 5.16 shall survive the Closing and the Transferor's and the Shareholders' liability in respect of any breach thereof shall continue until all liability relating thereto is barred by all applicable statutes of limitation, which such liability shall remain an obligation of the party against whom such claim is asserted.

          11.2 Survival of Representations and Warranties of the Transferee. At
               ------------------------------------------------------------
the Closing, the Transferee shall, without waiving any of its rights hereunder, advise the Transferor if the Transferee has actual knowledge of any material breach of any of the representations and warranties of the Transferor and the Shareholders herein. The

Transferor and the Shareholders have the right to rely fully upon the representations and warranties of the Transferee contained in this agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this agreement and the Closing hereunder and shall thereafter continue in full force and effect until the third anniversary of the Closing Date, and Transferee's liability in respect of any breach of any such representation or warranty shall terminate on the third anniversary of the Closing Date, the foregoing notwithstanding, the representations and warranties contained in sections 6.3 and 6.7 shall survive the Closing and the Transferee's liability in respect of any breach thereof shall continue until barred by all applicable statutes of limitation, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

          12. Indemnification.

          12.1 Indemnification by the Transferor and the Shareholders. Subject
               ------------------------------------------------------
to the limitations contained in section 11 and section 12.4, the Transferor and the Shareholders shall jointly and severally indemnify and defend the Transferee and each of its officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Transferee Indemnitee") against, and hold each Transferee Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Transferee Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

               (1) any breach of any representation or warranty made by the Transferor or any Shareholder contained in this agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged which, if true, would constitute any such breach;

               (2) either the Transferor's or any Shareholder's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Transferor or the Shareholders contained in this agreement or in any other Transaction Document; or

               (3) the ownership or operation of the Business or Acquired Assets prior to the Closing Date except for the Assumed Liabilities.

          12.2 Indemnification by the Transferee. Subject to the limitations
               ---------------------------------
contained in section 11 and section 12.4, the Transferee shall indemnify and defend the Transferor and the Shareholders and each of the Transferor's officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Transferor Indemnitee") against, and hold each Transferor Indemnitee harmless from, any Damages that such Transferor Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

               (1) any breach of any representation or warranty made by the Transferee contained in this agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged which, if true, would constitute any such breach;

               (2) the Transferee's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Transferee contained in this agreement or in any other Transaction Document; or

               (3) the ownership or operation of the Business or Acquired Assets after the Closing Date.

          12.3 Indemnification Procedures.
               --------------------------

          (1) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damage referred to in sections 12.1 or 12.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this section 12, give written notice to the later of the notice of such claim or the commencement of such Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

          (2) (i) In the case of any Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of any settlement or compromise thereof that is effected by the indemnified party (without the written consent of the indemnifying party).

               (ii) Anything in section 12.3(b)(i) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

          (3) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

          (4) The parties hereto shall use all reasonable efforts to make the books and records of the Business available to a party seeking to utilize such books and records in connection with the defense of a claim for indemnification.

          12.4 Limitations on Indemnification by the Transferor and the
               --------------------------------------------------------
Shareholders.
------------

          (1) The Transferor and the Shareholders shall have indemnification obligations pursuant to section 12.1(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this agreement (other than the representations and warranties contained in sections 5.3, 5.12(a), 5.12(b), 5.14, 5.16 and 5.32), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $200,000. For purposes of determining whether any Transferee Indemnitee is able to seek indemnification from the Transferor or the Shareholder under section 12.1(a) for any breach or alleged breach of any representation or warranty in this agreement, the use of the terms "knowledge," "best of (a party's) knowledge," "material," or "in all material respects," shall be disregarded and any and all claims for such indemnification shall be determined as if no such terms were present in such representation or warranty. The parties hereto expressly acknowledge that the sole purpose for using the terms "knowledge," "best of (a party's) knowledge," "material" and "in all material respects" is to determine whether the conditions set forth in section
8.1 have been satisfied.

          (2) The limitations set forth in paragraph (a) of this section 12.4 shall not limit or reduce the Transferor's and the Shareholders' obligations to indemnify the Transferee in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 5.3, 5.12(a), 5.12(b), 5.14, 5.16 and 5.32.

          (3) In the event that any Damages of the Transferee are covered by insurance proceeds or other reimbursement obligations, whether maintained by the Transferee or the Transferor, the Transferee shall not be deemed to have any Damages if and to the extent that the Transferee actually realizes the proceeds of such insurance, which payments shall in no event be included in the basket set forth in section 12.4(a).

          (4) Anything to the contrary notwithstanding, the indemnification obligations of the Transferor and the Shareholders for Damages hereunder shall not exceed $9,000,000. The Transferor and the Shareholders may at their option pay up to one-half of any indemnification obligation under this section 12.4 in shares of Series A Preferred Stock, and the Shareholders shall pay the remaining amount of each indemnification obligation under this section 12.4 in cash.

          12.5 Limitations on Indemnification by the Transferee.
               ------------------------------------------------

          (a) The Transferee shall have indemnification obligations pursuant to section 12.2 respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this agreement (other than the representations and warranties contained in sections 6.2, 6.3, 6.7, 6.8 and 6.9, only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $200,000. For purposes of determining whether any Transferor Indemnitee is able to seek indemnification from the Transferee under section 12.2 for any breach or alleged breach of any representation or warranty in this agreement, the use of the terms "knowledge," "best of (a party's) knowledge," "material," or "in all material respects," shall be disregarded and any and all claims for such indemnification shall be determined as if no such terms were present in such representation or warranty. The parties hereto expressly acknowledge that the sole purpose for using the terms "knowledge," "best of (a party's) knowledge," "material" and "in all material respects" is to determine whether the conditions set forth in section
8.2 have been satisfied.

          (b) The limitations set forth in paragraph (a) of this section 12.4 shall not limit or reduce the Transferee's obligations to indemnify the Transferor and the Shareholders' in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 6.2, 6.3, 6.7, 6.8 and 6.9.

          (c) In the event that any Damages of the Transferor are covered by insurance proceeds or other reimbursement obligations, whether maintained by the Transferor or the Transferee, the Transferor shall not be deemed to have any Damages if and to the extent that the Transferor actually realizes the proceeds of such insurance, which payments shall in no event be included in the basket set forth in section 12.5(a).

          (d) Anything to the contrary notwithstanding, the indemnification obligations of the Transferee for Damages hereunder shall not exceed $9,000,000.

          12.6 Right to Set-Off. The Transferee shall have the right to set-off
               ----------------
the amount of any and all Damages in the event the Transferor or any Shareholder disputes the Damages, then the set-off amount shall be held in escrow by the (Escrow Agent) until resolution of such dispute for which the Transferor or any Shareholder may become liable to the Transferee hereunder against any sums otherwise payable to the Transferor or any Shareholder hereunder or under any other agreement, document or instrument executed and delivered pursuant to this agreement or contemplated hereby excluding the New Lease. The Transferee will not exercise any right to set-off until it has given the Transferor and the Shareholders not less than 10 days notice within which period the Transferor and the Shareholders shall have the right to pay the amount of the Damages proposed by the Transferee in cash. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

          13. Miscellaneous.

          13.1 Transaction Fees and Expenses. Each party hereto shall bear such
               -----------------------------
costs, fees and expenses as may be incurred by it in connection with this agreement and the transactions contemplated hereby, including but not limited to each party's respective legal counsel and accountants.

          13.2 Notices. Any notice, demand, request or other communication which
               -------
is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

          To the Transferee:

               MedSource Technologies, Inc.
               Two Carlson Parkway
               Minneapolis, Minnesota 55447
               Attention: Chief Executive Officer
               Telecopier No.: (612) 249-2346

               and:

               c/o Kidd & Company, LLC
               Three Pickwick Plaza
               Greenwich, Connecticut  06830
               Attention:  Richard J. Effress
               Telecopier No.:  (203) 661-1839

          with a copy to:

               Parker Chapin Flattau & Klimpl, LLP
               1211 Avenue of the Americas
               New York, New York  10036-8735
               Attention:  Edward R. Mandell
               Telecopier No.:  (212) 704-6288

          To the Transferor or any Shareholder at:

               Hayden Precision Industries
               3902 California Road
               Orchard Park, New York 14127
               Attention: William H. Heywood
               Telecopier No.: (716) 662-5772

          with respect to each of the Transferor and the Shareholders, with a copy to:

               Saperston & Day, P.C.
               1100 M&T Center
               3 Fountain Plaza
               Buffalo, New York  14203
               Attention: Lawrence J. Gallick
               Telecopier No.: (716) 856-0139

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five business days after such notice or demand is sent, and, in the case of clause
(b), the business day next following the date such notice or demand is sent. A copy of any notice to the Shareholders shall be sent concurrently to the Transferor and a copy of any notice to the Transferor shall be sent concurrently to the Shareholders.

          13.3 Amendment. Except as otherwise provided herein, no amendment of
               ---------
this agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

          13.4 Waiver. No course of dealing of any party hereto, no omission,
               ------
failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith. The Transferee's receipt of Tax Returns, waiver of bulk sales law, and other waivers and receipt of information contained herein shall not be deemed to waive any of the Transferee's rights under the indemnification provisions of section 12.

          13.5 Governing Law. This agreement shall be governed by and
               -------------
interpreted and enforced in accordance with the laws of the state of New York applicable to agreements made and to be performed entirely in New York.

          13.6 Jurisdiction. Each of the parties hereto hereby irrevocably
               ------------
consents and submits to the exclusive jurisdiction of the United States District Court for the Western District of New York in connection with any Proceeding arising out of or relating to this agreement or the transactions contemplated hereby, unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the state of New York in connection with such Proceeding and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 13.2.

          13.7 Remedies. In the event of any actual or prospective breach or
               --------
default by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

          13.8 Severability. The provisions hereof are severable and if any
               ------------
provision of this agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

          13.9 Further Assurances. Each party hereto covenants and agrees
               ------------------
promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

          13.10 Assignment. This agreement and all of the provisions hereof
                ----------
shall be binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Permitted assignees of the Transferee's rights hereunder shall include any Affiliate of the Transferee and any or all financial institutions or other entities investing and/or lending monies to finance the transactions herein contemplated. Permitted assignees of the Transferor's rights hereunder shall include any Affiliate of the Transferor. Neither Transferee nor Transferor may assign any of its obligations hereunder without the consent of the other party. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party.

          13.11 Binding Effect. This agreement shall be binding upon and inure
                --------------
to the benefit of the parties hereto andtheir respective legal representatives, successors and permitted assigns.

          13.12 No Third Party Beneficiaries. Nothing contained in this
                ----------------------------
agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this agreement.

          13.13 Entire Agreement. This agreement (including all the schedules
                ----------------
and exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

          13.14 Headings. The headings contained in this agreement are included
                --------
for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this agreement.

          13.15 Counterparts. This agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13.16 Bulk Sales Law. The parties waive compliance with the provisions
                --------------
of any bulk sales law that may be applicable to the transactions contemplated hereby.

                              W.N. RUSHWOOD, INC.
                              d/b/a Hayden Precision Industries


                              By: /s/  William H. Heywood
                                  ----------------------------------------------
                                  Name:  William H. Heywood
                                  Title: C.E.O.


                              /s/ William H. Heywood
                              --------------------------------------------------
                                    William H. Heywood

                              /s/  William B. Heywood
                              --------------------------------------------------
                                     William B. Heywood


                              /s/  Nancy A. Heywood
                              --------------------------------------------------
                                     Nancy A. Heywood, individually


                              /s/  Nancy A. Heywood
                              --------------------------------------------------
                                     Nancy A. Heywood, as trustee of the trust
                                     under agreement dated December 31, 1996 for
                                     the benefit of Michele Lynn Dunbar


                              /s/    Michele Lynn Dunbar
                              --------------------------------------------------
                                     Michele Lynn Dunbar, as trustee of the
                                     trust under agreement dated
                                     December 31, 1996 for the
                                     benefit of Michele Lynn Dunbar


                              HAYDEN ACQUISITION LLC


                              By:  /s/ Richard J. Effress
                              --------------------------------------------------
                                   Name:  Richard J. Effress
                                   Title:  Chairman

                         Guaranty of Payment Obligations
                         -------------------------------

          The undersigned, MedSource Technologies, Inc., ("MedSource") hereby guaranties the full and prompt payment of all amounts (whether in cash or shares of MedSource) owing or to be owed by Hayden Acquisition, LLC under (i) the foregoing asset contribution and exchange agreement, (ii) the William H. Heywood Consulting Agreement, (iii) the William H. Heywood Non-Solicitation and Non-Competition Agreement, (iv) the William B. Heywood Employment Agreement and
(v) the New Lease, each as defined above.

                              MEDSOURCE TECHNOLOGIES, INC.


                              By:  /s/ Richard J. Effress
                                   ---------------------------------------------
                                   Name:  Richard J. Effress
                                   Title: Chairman